DEBT FINANCE FACILITY AGREEMENT

OLYMPUS PACIFIC MINERALS INC

EACH PARTY LISTED IN THE FIRST SCHEDULE

and

MACQUARIE BANK LIMITED
ABN 46 008 583 542

[Freehills LOGO]

MLC Centre Martin Place Sydney New South Wales 2000 Australia
Telephone +61 2 9225 5000 Facsimile +61 2 9322 4000
www.freehills.com DX 361 Sydney

SYDNEY MELBOURNE PERTH BRISBANE SINGAPORE
Correspondent Offices HANOI HO CHI MINH CITY JAKARTA KUALA LUMPUR

Reference AS:JP:36F

                                                 Debt finance facility agreement

TABLE OF CONTENTS

Clause                                                                      Page
------                                                                      ----

1    DEFINITIONS AND INTERPRETATION                                           1
     1.1   Definitions                                                        1
     1.2   Interpretation                                                    11
     1.3   Inclusive expressions                                             13
     1.4   Business Day                                                      13
     1.5   Accounting Standards                                              13

2    CONDITIONS PRECEDENT                                                    13
     2.1   Conditions precedent to first Advance                             13
     2.2   Conditions precedent to all Advances                              15
     2.3   Certified copies                                                  16
     2.4   Benefit of conditions precedent                                   16

3    COMMITMENT, PURPOSE AND AVAILABILITY OF FACILITY                        16
     3.1   Provision of Commitment                                           16
     3.2   Purpose                                                           16
     3.3   Termination                                                       17

4    DRAWDOWN                                                                17
     4.1   Delivery of Drawdown Notice                                       17
     4.2   Requirements for a Drawdown Notice                                17
     4.3   Irrevocability of Drawdown Notice                                 17
     4.4   Amount of Advances                                                17

5    FACILITY                                                                17
     5.1   Provision of Advances                                             17
     5.2   Repayment                                                         18
     5.3   Prepayment                                                        18

6    INTEREST                                                                18
     6.1   Interest periods                                                  18
     6.2   Calculation of Interest                                           19
     6.3   Payment of Interest                                               19
     6.4   Selection Notice                                                  19
     6.5   Determination of Interest Rate                                    19

7    WARRANTS                                                                20
     7.1   Warrant terms                                                     20
     7.2   Corporate undertakings                                            22
     7.3   Participation in Additional Rights                                22
     7.4   Share Ranking                                                     23
     7.5   Variation                                                         23
     7.6   Warrant Certificates                                              23
     7.7   Compulsory exercise                                               24

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                                                 Debt finance facility agreement

     7.8   Survival                                                          24

8    PAYMENTS                                                                24
     8.1   Manner of payment                                                 24
     8.2   Payments on a Business Day                                        24
     8.3   Payments in gross                                                 24
     8.4   Additional payments                                               25
     8.5   Taxation deduction procedures                                     25
     8.6   Tax Credit                                                        25
     8.7   Withholding tax                                                   26
     8.8   Canadian Withholding Tax Credit                                   26
     8.9   Tax affairs                                                       26
     8.10  Amounts payable on demand                                         26
     8.11  Appropriation of payments                                         26
     8.12  Currency exchanges                                                27

9    REPRESENTATIONS AND WARRANTIES                                          27
     9.1   Representations and warranties                                    27
     9.2   Survival and repetition of representations and warranties         29
     9.3   Reliance by Lender                                                29

10   UNDERTAKINGS                                                            29
     10.1  Term of undertakings                                              29
     10.2  Provision of information and reports                              30
     10.3  Time periods                                                      30
     10.4  Proper accounts                                                   30
     10.5  Notices to the Lender                                             31
     10.6  Compliance                                                        31
     10.7  Maintenance of capital                                            31
     10.8  Compliance with laws and Authorisations                           32
     10.9  Payment of Taxes and outgoings                                    32
     10.10 Ownership of BM                                                   32
     10.11 Amendments to constitution                                        32
     10.12 Negative pledge and disposal of assets                            33
     10.13 Financial Indebtedness                                            34
     10.14 No change to business                                             34
     10.15 Financial accommodation                                           34
     10.16 Restrictions on dealings                                          34
     10.17 Undertakings regarding Secured Property                           34
     10.18 Insurance                                                         35
     10.19 Authorised officer                                                37
     10.20 Distributions                                                     38
     10.21 Certain corporate action                                          38
     10.22 Additional security                                               38
     10.23 Re-registration of BM Holdings                                    38

11   EVENTS OF DEFAULT                                                       38
     11.1  Events of Default                                                 38
     11.2  Effect of Event of Default                                        41
     11.3  Transaction Parties to continue to perform                        41

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                                                 Debt finance facility agreement

     11.4  Enforcement                                                       41

12   INCREASED COSTS AND ILLEGALITY                                          42
     12.1  Increased costs                                                   42
     12.2  Illegality                                                        43

13   GUARANTEE AND INDEMNITY                                                 43
     13.1  Guarantee                                                         43
     13.2  Payment                                                           43
     13.3  Securities for other money                                        43
     13.4  Amount of Secured Moneys                                          43
     13.5  Proof by Lender                                                   44
     13.6  Avoidance of payments                                             44
     13.7  Indemnity for avoidance of Secured Moneys                         44
     13.8  No obligation to marshal                                          45
     13.9  Non-exercise of Guarantors' rights                                45
     13.10 Principal and independent obligation                              45
     13.11 Suspense account                                                  46
     13.12 Unconditional nature of obligations                               46
     13.13 No competition                                                    48
     13.14 Continuing guarantee                                              49
     13.15 Variation                                                         49
     13.16 Judgments                                                         49

14   INDEMNITIES AND BREAK COSTS                                             49

     14.1  General indemnity                                                 49
     14.2  Break Costs                                                       50
     14.3  Foreign currency indemnity                                        50
     14.4  Conversion of currencies                                          51
     14.5  Continuing indemnities and evidence of loss                       51

15   FEES, TAX, COSTS AND EXPENSES                                           51

     15.1  Facility Fee                                                      51
     15.2  Tax                                                               52
     15.3  Costs and expenses                                                52
     15.4  GST                                                               52

16   INTEREST ON OVERDUE AMOUNTS                                             53

     16.1  Payment of interest                                               53
     16.2  Accrual of interest                                               53
     16.3  Rate of interest                                                  53

17   ASSIGNMENT AND SUBSTITUTION                                             53

     17.1  Assignment by Transaction Party                                   53
     17.2  Assignment by Lender                                              53
     17.3  Assist                                                            54
     17.4  Securitisation permitted                                          54
     17.5  Participation permitted                                           54
     17.6  Lending Office                                                    54

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                                                 Debt finance facility agreement

     17.7  No increase in costs                                              54

18   SAVING PROVISIONS                                                       55
     18.1  No merger of security                                             55
     18.2  Exclusion of moratorium                                           55
     18.3  Conflict                                                          55
     18.4  Consents                                                          55
     18.5  Principal obligations                                             55
     18.6  Non-avoidance                                                     56
     18.7  Set-off authorised                                                56
     18.8  Lender's certificates and approvals                               56
     18.9  No reliance or other obligations and risk assumption              56
     18.10 Power of attorney                                                 57

19   GENERAL                                                                 57
     19.1  Confidential information                                          57
     19.2  Transaction Party to bear cost                                    58
     19.3  Notices                                                           58
     19.4  Governing law and jurisdiction                                    58
     19.5  Prohibition and enforceability                                    59
     19.6  Waivers                                                           59
     19.7  Variation                                                         59
     19.8  Cumulative rights                                                 59
     19.9  Counterparts                                                      60
     19.10 Attorneys                                                         60

SCHEDULE 1 - INITIAL GUARANTORS                                              61
SCHEDULE 2 - NOTICE DETAILS                                                  62
SCHEDULE 3 - OFFICER'S CERTIFICATE                                           63
SCHEDULE 4 - DRAWDOWN NOTICE                                                 65
SCHEDULE 5 - SELECTION NOTICE                                                66
SCHEDULE 6 - COMPLIANCE CERTIFICATE                                          67
SCHEDULE 7 - GROUP STRUCTURE DIAGRAM                                         68
ANNEXURE A - WARRANT CERTIFICATE

                                                                          PAGE 4

THIS DEBT FINANCE FACILITY AGREEMENT

          is made on                         2006 between the following parties:

          1    OLYMPUS PACIFIC MINERALS INC
               of suite 500, 10 King Street East, Toronto, Ontario M5C 1C3,
               Canada
               (BORROWER)

          2    EACH PARTY LISTED IN SCHEDULE 1
               (Each an INITIAL GUARANTOR)

          3    MACQUARIE BANK LIMITED
               ABN  46 008 583 542
               of Level 1, 1 Martin Place, Sydney NSW 2000
               (LENDER)

RECITAL

          A.   The Lender has agreed to provide the Facility to the Borrower on the terms of this agreement.

          B.   In consideration of, among other things, the Lender agreeing to provide the Facility to the Borrower, each Guarantor has agreed to give a guarantee of the Borrower's obligations and to grant security to secure the Borrower's payment obligations under the
               Facility.

THE PARTIES AGREE

          in consideration of, among other things, the mutual promises contained in this agreements:

1    DEFINITIONS AND INTERPRETATION

     1.1  DEFINITIONS

          In this agreement:

          ACCOUNTING STANDARDS means, in relation to any Transaction Party at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered
          Accountants or its successor in effect at such time, applied on a basis consistent with the most recent audited financial statements of such person (except for changes approved by the auditors of such person) and, if applicable, its consolidated subsidiaries;

          ADDITIONAL RIGHTS means any Marketable Securities issued or to be issued by the Borrower;

          ADVANCE means each portion of the Commitment drawn down under this agreement;

          ATTORNEY means an attorney appointed under a Transaction Document;

          AUTHORISATION means:

          (a)  any consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption; or

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                                                 Debt finance facility agreement

          (b)  in relation to anything which a Government Agency may prohibit or restrict within a specific period, the expiry of that period without intervention or action or notice of intended intervention or action;

          AVAILABILITY PERIOD means the period commencing on the date each of the conditions precedent set out in clause 2.1 and the conditions precedent to the first Advance set out in clause 2.2 has been satisfied or waived by the Lender and ending on 30 June 2006, or such later date as the Lender agrees in writing;

          BILL means a bill of exchange as defined in the Bills of Exchange Act
          1909 (Cth);

          BM means Bong Mieu Gold Mining Company Limited (a Vietnamese company);

          BM HOLDINGS means Bong Mieu Holdings Limited;

          BM PLEDGE means the pledge over certain assets and undertakings of BM given by BM in favour of the Borrower;

          BM PROJECT means the project to construct, develop and conduct gold mining and exploration operations within the Vietnamese Tenements;

          BOOKS CLOSING DATE means the date determined by the Borrower to be the last day on which a person may accept any offer of Additional Rights;

          BORROWER GROUP means the Borrower and its Subsidiaries;

          BREAK COSTS means any cost, loss or liability the Lender suffers or incurs in connection with any Advance being repaid, discharged or otherwise made payable other than on an Interest Payment Date or the
          Repayment Date;

          BUSINESS DAY means:

          (a)  for the purposes of clause 19.3, a day on which banks are open for business in the city where the notice or other communication is received excluding a Saturday, Sunday or public holiday; and

          (b)  for all other purposes, a day on which banks are open for business in Sydney and Toronto excluding a Saturday, Sunday or public holiday;

          C$ means the lawful currency of Canada;

          CHANGE IN LAW means any present or future law, regulation, treaty, order or official directive or request (which, if not having the force of law, would be complied with by a responsible financial institution)
          which:

          (a)  commences, is introduced, or changes, after the date of this agreement; and

          (b)  does not relate to a change in the effective rate at which Tax is imposed on the overall net income of the Lender;

          COLLATERAL SECURITY means any present or future Encumbrance, Guarantee or other document or agreement created or entered into by a
          Transaction Party or any other person as security for, or to credit enhance, the payment of any of the Secured Moneys;

          COMMITMENT means US$2,000,000 as adjusted under this agreement;

          COMPLIANCE CERTIFICATE means a certificate in the form of schedule 6;

          CONTROLLER means:

          (a)  a receiver, or receiver and manager, of property of a corporation; or

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                                                 Debt finance facility agreement

          (b)  anyone else who (whether or not as agent for the corporation) is in possession, or has control, of property of a corporation for the purpose of enforcing a Security or a Security Interest;

          DEFAULT means:

          (a)  an Event of Default; or

          (b)  a Potential Event of Default;

          DISTRIBUTION means any dividend, distribution or other amount declared or paid by a Transaction Party on any Marketable Security issued by it or any principal, interest, fee or other payment by a Transaction
          Party on any financial accommodation provided by a person who holds a direct or indirect interest in the Transaction Party;

          DOLLARS, US$ and $ means the lawful currency of the United States of
          America;

          DRAWDOWN DATE means the date on which an Advance is made or, where the context requires, is proposed to be made, which must be a date falling within the Availability Period;

          DRAWDOWN NOTICE means a notice given pursuant to clause 4 in the form set out in schedule 4;

          ENCUMBRANCE means an interest or power:

          (a)  reserved in or over an interest in any asset, including any retention of title; or

          (b)  created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

          by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes any agreement to grant or create any of the above;

          ENVIRONMENTAL LAW means any legislation, World Bank principle of best practice or requirement of a Government Authority in connection with the protection of the environment or health and safety;

          ENVIRONMENTAL LIABILITIES means any liabilities arising in connection with any breach or failure to meet any Environmental Law;

          EVENT OF DEFAULT means any event specified in clause 11.1;

          EXCLUDED TAX means a Tax imposed by any jurisdiction on the net income of the Lender but not a Tax:

          (a)  calculated on or by reference to the gross amount of any payment
               (without allowance for any deduction) derived by the Lender under a Transaction Document or any other document referred to in a
               Transaction Document; or

          (b)  imposed as a result of the Lender being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to a Transaction Document or any transaction contemplated by a Transaction Document;

          EXERCISE NOTICE means a notice in the form attached as Appendix A to the Warrant Certificate;

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                                                 Debt finance facility agreement

          EXERCISE DATE means the date an Exercise Notice is given under a
          Warrant;

          EXERCISE PRICE means:

          (a)  if the Exercise Date falls on or before 30 June 2007, C$0.4347;
               and

          (b)  if the Exercise Date falls after 30 June 2007, C$0.4514;

          EXERCISE SHARES means the Shares issued pursuant to an exercise of the
          Warrants referred to in an Exercise Notice given by the Lender;

          EXISTING PLEDGE means the pledge agreement between BM, Dragon Capital
          Management Limited and Vietnam Growth Fund dated 7 June 2005 (as supplemented by a supplemental pledge dated 5 August 2005);

          FACILITY means the debt finance facility made available by the Lender to the Borrower under this agreement;

          FINANCIAL INDEBTEDNESS means any debt or other monetary liability in respect of moneys borrowed or raised or any financial accommodation including under or in respect of any:

          (a)  Bill, bond, debenture, note or similar instrument;

          (b)  acceptance, endorsement or discounting arrangement;

          (c)  Guarantee;

          (d)  finance or capital Lease;

          (e)  agreement for the deferral of a purchase price or other payment in relation to the acquisition of any asset or service where such deferral is for a period of greater than 60 days;

          (f)  obligation to deliver goods or provide services paid for in advance by any financier;

          (g)  agreement for the payment of capital or premium on the redemption of any preference shares; or

          (h)  net liability in respect of any commodity swaps, interest rate swaps, foreign currency hedges, forward exchange rate agreement and futures contract;

          and irrespective of whether the debt or liability:

          (a)  is present or future;

          (b)  is actual, prospective, contingent or otherwise;

          (c)  is at any time ascertained or unascertained;

          (d)  is owed or incurred alone or severally or jointly or both with any other person; or

          (e)  comprises any combination of the above;

          FINANCIAL REPORT means the consolidated balance sheet of the Borrower and its Subsidiaries at the close of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flow of the Borrower and its Subsidiaries;

          FORMWELL means Formwell Holdings Limited (a British Virgin Islands company);

                                                                          PAGE 4

                                                 Debt finance facility agreement

          GOVERNMENT AGENCY means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity;

          GROUP STRUCTURE DIAGRAM means the group structure diagram in schedule
          7;

          GST means the goods and services tax levied under the GST Act or goods and services tax, value added tax or any similar or like tax in any jurisdiction;

          GST ACT means a New Tax System (Goods and Services Tax) Act 1999
          (Australia);

          GUARANTEE means any guarantee, suretyship, letter of credit, letter of comfort or any other obligation:

          (a)  to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

          (b)  to indemnify any person against the consequences of default in the payment of; or

          (c)  to be responsible for,

          any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person;

          GUARANTOR means:

          (a)  each Initial Guarantor; and

          (b)  any person which becomes a party to this agreement in the capacity of a guarantor including pursuant to clause 10.22;

          HEDGING AGREEMENT means each metal, interest rate, foreign exchange transaction, currency swap transaction, cross-currency swap rate transaction or other hedge or derivative agreement entered into by a
          Transaction Party with the Lender or a Related Body Corporate of the
          Lender;

          INSURANCE POLICY means an insurance policy required to be maintained under clause 10.18;

          INSURANCES means the insurances required to be taken out or maintained by the Borrower and the Guarantor to comply with the provisions of this agreement;

          INSURABLE PROPERTY means property which is of an insurable nature;

          INTEREST PAYMENT DATE means the last day of each Interest Period;

          INTEREST PERIOD means a period selected or determined under clause
          6.1;

          INTEREST RATE means, in respect of an Interest Period, the aggregate of:

          (a)  the Reference Rate for that Interest Period; and

          (b)  the Margin;

          JOINT VENTURE INTEREST AND RECEIVABLES PLEDGE means any Collateral
          Security granted in respect of the shares in BM and the shareholder loan receivables from BM in favour of the Lender;

                                                                          PAGE 5

                                                 Debt finance facility agreement

          LEASE means a lease, charter, hire purchase, hiring agreement or any other agreement under which any property is or may be used or operated by a person other than the owner;

          LENDING OFFICE means the office of the Lender set out on page 1 of this agreement or any other office notified by the Lender under this agreement;

          LOAN means, at any point in time, the aggregate of all Advances made to the Borrower under the Facility together with any capitalised interest or, where the context requires, the balance thereof remaining outstanding;

          LOSS means any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment;

          MARGIN means 2.75% per annum;

          MARKETABLE SECURITIES means debentures, stocks, shares or bonds of any government, of any local governmental authority or of any body corporate, association or society, and includes any right or option in respect of shares in any body corporate and any interest in a managed investment scheme;

          MATERIAL ADVERSE EFFECT means a material adverse effect on:

          (a)  any Transaction Party's ability to perform any of its obligations under any Transaction Document;

          (b)  the enforceability of a Transaction Document;

          (c)  the assets, business, operations or financial or commercial circumstances of any Transaction Party;

          (d)  the BM Project; or

          (e)  the validity or priority of any Security;

          OFFICER means:

          (a)  in relation to a Transaction Party, a director or a secretary, or a person notified to the Lender to be an authorised officer, of the Transaction Party; and

          (b)  in relation to the Lender, any person whose title includes the word "Director" or "Manager", and any other person appointed by the Lender to act as its authorised officer for the purposes of this agreement;

          OVERDUE MARGIN means 2% per annum;

          OVERDUE RATE means the aggregate of:

          (a)  the Overdue Margin;

          (b)  the Margin; and

          (c)  the Reference Rate on the relevant date on which the Overdue Rate is calculated under clause 16, as determined by the Lender in accordance with the definition of Reference Rate in this clause
               1.1 except that in making the determination all references in that definition to:

               (1)  "Interest Period" are references to a period of 30 days; and

               (2)  "Advance" are to the relevant overdue amount;

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                                                 Debt finance facility agreement

          PAYMENT CURRENCY means the currency in which any payment is actually made;

          PERMITTED ENCUMBRANCE means:

          (a)  every lien created by operation of law securing an obligation that is not yet due and payable;

          (b)  every lien for the unpaid balance of purchase money under an instalment contract entered into in the ordinary course of business;

          (c)  every lien for the unpaid balance of money owing for repairs; and

          (d)  any Security;

          which affects or relates to any of the assets of any Transaction
          Party;

          PERMITTED FINANCIAL ACCOMMODATION means:

          (a)  any Financial Indebtedness provided by a Transaction Party:

               (1)  under the Transaction Documents; or

               (2)  Qualifying Subordinated Debt owed by a Transaction Party to another Transaction Party; or

          (b)  any Financial Indebtedness provided by a Transaction Party with the Lender's prior written consent;

          PERMITTED FINANCIAL INDEBTEDNESS means:

          (a)  any liability under any agreement entered into in the ordinary course of business for the acquisition of any asset or service where payment for the asset or service is deferred for a period of not more than 90 days and not exceeding, in aggregate for each
               Transaction Party, an amount of US$100,000;

          (b)  any Financial Indebtedness incurred under any Transaction
               Document;

          (c)  any other Financial Indebtedness approved by the Lender in writing; or

          (d)  Qualifying Subordinated Debt owed by a Transaction Party to another Transaction Party;

          POLLUTANT means a pollutant, contaminant, dangerous, toxic or hazardous substance, petroleum or petroleum product, chemical, solid, special liquid, industrial or other waste;

          POTENTIAL EVENT OF DEFAULT means any thing which would become an Event of Default on the giving of notice (whether or not notice is actually given), the expiry of time, the satisfaction or non-satisfaction of any condition, or any combination of the above;

          POWER means any right, power, authority, discretion or remedy conferred on the Lender, a Receiver or an Attorney by any Transaction
          Document or any applicable law;

          QUALIFYING SUBORDINATED DEBT means Financial Indebtedness of a
          Transaction Party:

          (a)  which is not repayable before the Repayment Date except in circumstances where such repayment is made with the prior written consent of the Lender;

                                                                          PAGE 7

                                                 Debt finance facility agreement

          (b)  on which interest may be payable but not in excess of what could have been paid by the Transaction Party in any year as a dividend had interest not been paid on such Financial Indebtedness and on the basis that all terms and conditions of this agreement were at that time complied with;

          (c)  which is otherwise fully subordinated to the Secured Moneys; or

          (d)  is otherwise on terms and conditions of a Subordination Agreement or otherwise as is acceptable to the Lender;

          RECEIVER means a receiver or receiver and manager appointed under a
          Security;

          RECORD DATE means the date on which the entitlement of each existing shareholder of the Borrower is determined for the purposes of any pro-rata issue of Additional Rights;

          REFERENCE RATE means, in respect of any Interest Period for an
          Advance:

          (a)  the London Interbank Offered Rate for Dollars as quoted on
               Reuters page LIBOR 01 at 11:00am on the first day of that
               Interest Period; or

          (b)  if:

               (1)  for any reason that rate is not displayed; or

               (2)  the basis on which that rate is displayed is changed and in the opinion of the Lender it ceases to reflect the Lender's cost of funding to the same extent as at the date of this
                    agreement,

               the rate reasonably determined by the Lender to be the
               appropriate equivalent rate having regard to prevailing market conditions;

          All calculations of rates for the purposes of this definition will be expressed as a yield percent per annum to maturity;

          RELATED BODY CORPORATE means in relation to an entity (the SUBJECT
          ENTITY);

          (a)  a Subsidiary of the Subject Entity;

          (b)  an entity of which the Subject Entity is a Subsidiary; or

          (c)  a Subsidiary of another entity of which the Subject Entity is also a Subsidiary;

          RELEVANT CURRENCY means the currency in which a payment is required to be made under the Transaction Documents and, if not expressly stated
          to be another currency, is Dollars;

          RELEVANT EXCHANGE means at any time, any exchange on which Shares are listed at that time;

          RELEVANT EXCHANGE RULES means the policies of a Relevant Exchange;

          RELEVANT NUMBER has the meaning given to it in clause 7.1(g);

          REPAYMENT DATE means 30 June 2007 or, at the election of the Lender,
          30 June 2008;

          SAME DAY FUNDS means immediately available and freely transferable funds;

          SECURED MONEYS means all debts and monetary liabilities of each
          Transaction Party to the Lender under or in relation to any
          Transaction Document and in any capacity, irrespective of whether the debts or liabilities:

                                                                          PAGE 8

                                                 Debt finance facility agreement

          (a)  are present or future;

          (b)  are actual, prospective, contingent or otherwise;

          (c)  are at any time ascertained or unascertained;

          (d)  are owed or incurred by or on account of any Transaction Party alone, or severally or jointly with any other person;

          (e)  are owed to or incurred for the account of the Lender alone, or severally or jointly with any other person;

          (f)  are owed to any other person as agent (whether disclosed or not)
               for or on behalf of the Lender;

          (g)  are owed or incurred as principal, interest, fees, charges,
               Taxes, damages (whether for breach of contract or tort or
               incurred on any other ground), losses, costs or expenses, or on any other account;

          (h)  are owed to or incurred for the account of the Lender directly or as a result of:

               (1)  the assignment or transfer to the Lender of any debt or liability of any Transaction Party (whether by way of
                    assignment, transfer or otherwise); or

               (2)  any other dealing with any such debt or liability;

          (i)  are owed to or incurred for the account of the Lender before the date of this agreement or before the date of any assignment of this agreement to the Lender by any other person or otherwise; or

          (j)  comprise any combination of the above;

          SECURED PROPERTY means the property subject to a Security;

          SECURITY means each of:

          (a)  the BM Pledge;

          (b)  the Joint Venture Interest and Receivables Pledge; and

          (c)  any Collateral Security;

          SECURITY INTEREST means an interest or power:

          (a)  reserved in or over an interest in any asset, including any retention of title; or

          (b)  created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

          by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation (including a right of set-off or right to withhold payment of a deposit or other money), and includes any agreement to grant or create any of the above;

          SELECTION DATE means the last day of an Interest Period;

          SELECTION NOTICE means a notice given under clause 6.4;

          SETTLEMENT PRICE has the meaning given to it in clause 7.1(h);

          SHARES means the fully paid common shares in the capital of the
          Borrower;

                                                                          PAGE 9

                                                 Debt finance facility agreement

          SUBORDINATION AGREEMENT means a subordination agreement in form and substance acceptable to the Lender;

          SUBSIDIARY means a company:

          (a)  the composition of whose board is controlled by another body corporate

          (b)  more than one half of the maximum number of whose votes that might be cast at a general meeting may be cast or casting of is able to be controlled by another body corporate;

          (c)  more than one half of whose issued share capital (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) is held by another body corporate;

          (d)  which is a subsidiary of a Subsidiary;

          TAX means:

          (a)  any tax including the GST, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding; or

          (b)  any income, stamp or transaction duty, tax or charge,

          which is assessed, levied, imposed or collected by any Government
          Agency and includes any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above;

          TAX INVOICE includes any document or record treated by the
          Commissioner of Taxation as a tax invoice or as a document entitling a recipient to an input tax credit;

          TITLE DOCUMENT means any original, duplicate or counterpart certificate or document of title;

          TRANCHE 1 WARRANTS means the 2,688,046 American style warrants issued or to be issued in relation to the provision of the Facility, the initial issue of which is or will be evidenced in a certificate substantially in the form set out in Annexure A;

          TRANCHE 2 WARRANTS means the 2,688,046 American style warrants to be issued in relation to the first Advance made under the Facility, the initial issue of which will be evidenced in a certificate
          substantially in the form set out in Annexure A;

          TRANSACTION DOCUMENT means:

          (a)  this agreement;

          (b)  each Security;

          (c)  each Subordination Agreement;

          (d)  each Hedging Agreement; and

          (e)  each Warrant Certificate; or

          (f)  any other document agreed between the Borrower and Lender to be a
               Transaction Document,

          or any document or agreement entered into or given under any of the above;

          TRANSACTION PARTY means:

          (a)  the Borrower; and

                                                                         PAGE 10

                                                 Debt finance facility agreement

          (b)  each Guarantor;

          TSX means the Toronto Stock Exchange;

          TSXV means the TSX Venture Exchange;

          UNDRAWN COMMITMENT means at any time, the Commitment at that time less the Loan provided at that time;

          VIETNAMESE TENEMENTS means:

          (a)  Investment Licence No. 140/GP1 and 140/GP2 dated 5 March 1991 issued by the State Committee for Cooperation and Investment
               (SCCI) (now the Ministry of Planning and Investment (MPI)) to
               Mineral Development Company Limited (MIDECO) representing Mideco and Bong Mieu Gold Mining Enterprise belonging to the Quang
               Nam-Da Nang Peoples Committee (together the VIETNAMESE PARTIES)
               and Covictory Investment Limited (Covictory) representing
               Covictory and Garimpeiros N.L., together with English and
               Vietnamese versions of Investment Licence Amendment Document No.
               140/DCGP1 dated 29 November 1993 issued by the SCCI (collectively the BONG MIEU INVESTMENT LICENCE) relating to the establishment of BM, together with English and Vietnamese versions of
               Investment Licence Amendment Document No. 140/DCGP2 dated 9 June
               2005 issued by the MPI (collectively the BONG MIEU INVESTMENT
               LICENCE) relating to the establishment of BM;

          (b)  Decision No. 582/CNNg/KTM dated 22 July 1992 issued to BM permitting it to mine gold at the Bong Mieu mine for 25 years from 5 March 1991 (BONG MIEU MINING LICENCE);

          (c)  Decision No. 1569/QD-UB dated 9 October 1993 issued by the Quang
               Nam-Da Nang People's Committee relating to the issue of a land use right certificate to BM for the Bong Mieu gold mine for a period of 25 years from September 1992 to September 2017
               (PEOPLE'S COMMITTEE DECISION);

          (d)  Official Letter No. 1156/CV-QLNH dated 8 August 2005 issued by the State Bank of Vietnam relating to BM's ability to export gold; and

          (e)  Official Letter No. 504/CV-QLNH dated 25 January 2006 issued by the State Bank of Vietnam relating to BM's ability to export gold;

          WARRANT means:

          (a)  any Tranche 1 Warrant; or

          (b)  any Tranche 2 Warrant;

          WARRANT CERTIFICATE means each document of title evidencing the issue of the Warrants substantially in the form of Annexure A; and

          WARRANT ISSUE DATE means each date a Warrant is issued by the Borrower to the Lender.

     1.2  INTERPRETATION

          In this agreement headings and bold type are for convenience only and do not affect the interpretation of this agreement and, unless the context requires otherwise:

                                                                         PAGE 11

                                                 Debt finance facility agreement

          (a)  words importing the singular include the plural and vice versa;

          (b)  words importing a gender include any gender;

          (c)  other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

          (d)  an expression suggesting or referring to a natural person or an entity includes any company, partnership, joint venture,
               association, corporation or other body corporate and any
               Government Agency;

          (e)  a reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(e) implies that
               performance of part of an obligation constitutes performance of the obligation;

          (f)  a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;

          (g)  a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations,
               ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

          (h)  a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

          (i)  a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution,
               deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency,
               bankruptcy, or a similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

          (j)  a reference to a party to any document includes that party's successors and permitted assigns;

          (k)  a reference to an agreement other than this agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

          (l)  a reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits;

          (m)  a reference to a document includes any agreement in writing, or any certificate, notice, deed, instrument or other document of any kind;

          (n)  no provision of this agreement may be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

          (o)  a reference to drawing, accepting, endorsing or other dealing with a Bill refers to drawing, accepting, endorsing or dealing within the meaning of the Bills of Exchange Act 1909 (Cth);

                                                                         PAGE 12

                                                 Debt finance facility agreement

          (p)  a reference to a body, other than a party to this agreement
               (including an institute, association or authority), whether statutory or not:

               (1)  which ceases to exist; or

               (2)  whose powers or functions are transferred to another body,

               is a reference to the body which replaces it or which
               substantially succeeds to its powers or functions;

          (q)  references to time are to Sydney time;

          (r)  a covenant or agreement on the part of any two or more
               Transaction Parties binds each of them jointly and severally; and

          (s)  an Event of Default or Potential Event of Default subsists until it is waived by the Lender or remedied to the Lender's
               satisfaction.

     1.3  INCLUSIVE EXPRESSIONS

          Specifying anything in this agreement after the words "include" or
          "for example" or similar expressions does not limit what else is included unless there is express wording to the contrary.

     1.4  BUSINESS DAY

          Except where clause 8.2 applies, where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the preceding Business Day.

     1.5  ACCOUNTING STANDARDS

          Any accounting practice or concept relevant to this agreement is to be construed or determined in accordance with the Accounting Standards.

2    CONDITIONS PRECEDENT

     2.1  CONDITIONS PRECEDENT TO FIRST ADVANCE

          The Lender is not obliged to provide the first Advance until it has received all of the following in form and of substance satisfactory to it:

          (a)  TRANSACTION DOCUMENTS: originals of each Transaction Document duly executed by each Transaction Party and, where applicable:

               (1)  if required to be stamped, duly stamped or, if not duly stamped, evidence satisfactory to the Lender that they will be duly stamped; and

               (2)  in registrable form together with all executed documents necessary to register them;

          (b)  OFFICER'S CERTIFICATE: an officer's certificate in the form of schedule 3 (together with the attachments referred to in the certificate) given in respect of each Transaction Party and dated no more than 5 Business Days before the first Drawdown Date;

                                                                         PAGE 13

                                                 Debt finance facility agreement

          (c)  CORPORATE AUTHORISATION: a certified extract of a resolution of the directors of each Transaction Party approving the Facility and the transactions contemplated by the Transaction Documents, authorising execution by the Transaction Party of the Transaction
               Documents to which it is a party, and authorising a person or persons (being Officers) to sign notices, certificates or other documents in connection with the Facility on behalf of the
               Transaction Party;

          (d)  AUTHORISATIONS: evidence that each Transaction Party has obtained, been granted and complied with all Authorisations required in connection with the entry into and performance of the
               Transaction Documents and for the BM Project and that no breach or revocation has occurred in relation to any such
               Authorisations;

          (e)  ENQUIRIES: results of searches, enquiries and requisitions in respect of each Transaction Party and the Secured Property satisfactory to the Lender;

          (f)  NO ENCUMBRANCES:

               (1)  evidence that the Existing Pledge has been released; and

               (2)  confirmation that no Transaction Party has created or allowed to exist any Encumbrance over any of its assets
                    other than a Permitted Encumbrance;

          (g)  TENEMENTS: evidence that:

               (1)  BM is the sole legal and beneficial owner of the Vietnamese
                    Tenements and is registered as the holder of each of the
                    Vietnamese Tenements;

               (2)  each of the Vietnamese Tenements is in good standing; and no breach of any conditions attaching to the Vietnamese
                    Tenements is subsisting;

               (3)  the Borrower has, directly or indirectly through the other
                    Transaction Parties, 80% of the equity in each of the
                    Vietnamese Tenements;

          (h)  WARRANT CERTIFICATE: Warrant Certificates for all the Warrants
               which will be issued under this agreement following shareholder and Relevant Exchange approval of the Warrants (if such approvals are required);

          (i)  APPROVALS CONCERNING WARRANTS: evidence that all Authorisations
               (including shareholder, regulatory approvals and Relevant
               Exchange approvals) for the issue and exercise of the Warrants have been obtained and are in full force and effect;

          (j)  OPINIONS: an opinion from:

               (1)  legal counsel to the Lender in Australia in relation to this agreement;

               (2)  legal counsel to the Borrower in Vietnam in relation to BM and the Transaction Documents and legal counsel to the
                    Lender in Vietnam in relation to BM and the Transaction
                    Documents; and

               (3)  legal counsel to:

                                                                         PAGE 14

                                                 Debt finance facility agreement

                    (A)  the Lender in Canada in relation to the Borrower and
                         the Transaction Documents; and

                    (B)  the Borrower in Canada in relation to the Borrower and the Transaction Documents and confirming that the terms
                         of the Warrants issued or to be issued and each Warrant
                         Certificate will not breach the Relevant Exchange Rules
                         (subject to obtaining Relevant Exchange approval) or
                         any other applicable laws or regulations and that the
                         Warrants are not void or voidable;

          (k)  FEES: evidence that the Borrower has paid all fees and expenses
               (including legal fees) then due, including payment of the
               facility fee referred to in clause 15.1;

          (l)  ENVIRONMENTAL COMPLIANCE: evidence that the BM Project is in compliance in all material respects with all applicable
               Environmental Laws;

          (m)  INSURANCE: evidence that each Transaction Party has complied with clause 10.18 and its insurance obligations under the Transaction
               Documents;

          (n)  TITLE DOCUMENTS: each Title Document required to be lodged with the Lender under any Transaction Document;

          (o)  FINANCIAL REPORTS: a copy of the most recent audited Financial
               Report of the Borrower Group;

          (p)  NO NEW SUBSIDIARIES: confirmation that no Transaction Party has incorporated or acquired any Subsidiaries other than the
               Subsidiaries disclosed in the most recent Financial Report of the relevant entity or disclosed to the Lender in writing prior to the date of this agreement;

          (q)  NO LITIGATION: confirmation that no litigation, arbitration, mediation, conciliation, dispute or criminal or administrative proceeding has been commenced, is pending or to the knowledge of any Transaction Party is threatened;

          (r)  NO MATERIAL ADVERSE CHANGE: evidence that no event or change has occurred that has had or is reasonably likely to have a Material
               Adverse Effect since the most recent Financial Report of the
               Borrower Group delivered to the Lender;

          (s)  FURTHER INFORMATION: the Lender receives such further information, certificates, Authorisations and documents as the
               Lender reasonably requests including satisfactory replies to, and the results of searches requested by, the Lender's advisors; and

          (t)  PROCESS AGENT: evidence that the process agent appointed pursuant to 19.4(e) has accepted its appointment.

     2.2  CONDITIONS PRECEDENT TO ALL ADVANCES

          The Lender is not obliged to provide the first or any subsequent
          Advance until the following conditions are fulfilled to the Lender's satisfaction:

          (a)  DRAWDOWN NOTICE: the Borrower has delivered a Drawdown Notice to the Lender requesting the Advance;

                                                                         PAGE 15

                                                 Debt finance facility agreement

          (b)  DRAWDOWN DATE: the Drawdown Date for the Advance is a Business
               Day within the Availability Period;

          (c)  REPRESENTATIONS AND WARRANTIES TRUE: confirmation that the representations and warranties set out in clause 9 are true and correct as at the date this agreement is executed and that all financial covenants are in compliance;

          (d)  NO DEFAULT: no Default is subsisting or would be subsisting at the date of the Drawdown Notice or at the Drawdown Date or would result from the provision or continuation of the Advance;

          (e)  COMMITMENT MUST NOT BE EXCEEDED: the aggregate of the Advances requested plus the amount of the Loan then outstanding, must not exceed the Commitment; and

          (f)  COVENANTS, LICENCE AND DOCUMENTS: confirmation that all documentation, securities, licences and approvals required:

               (1)  to ensure the enforceability of each Transaction Document, or to enable each Transaction party to perform its
                    obligations under each Transaction Document to which it is a party; and

               (2)  for the relevant Transaction Party to own its assets and conduct the BM Project,

               are in place.

     2.3  CERTIFIED COPIES

          An Officer of the relevant Transaction Party must certify a copy of a document given to the Lender under clause 2.1 or 2.2 to be a true copy of the original document. The certification must be made no more than
          5 Business Days before the date on which it is provided.

     2.4  BENEFIT OF CONDITIONS PRECEDENT

          A condition in this clause 2 is for the benefit only of the Lender and only the Lender may waive it.

3    COMMITMENT, PURPOSE AND AVAILABILITY OF FACILITY

     3.1  PROVISION OF COMMITMENT

          The Lender must make the Facility available to the Borrower on the terms of this agreement.

     3.2  PURPOSE

          The Borrower must use the proceeds of an Advance only for:

          (a)  the funding of the Transaction Parties' general corporate purposes and working capital and capital expenditure requirements in relation to the BM Project;

                                                                         PAGE 16

                                                 Debt finance facility agreement

          (b)  the funding of fees, costs and expenses payable by a Transaction
               Party under the Transaction Documents; or

          (c)  any other purpose that the Lender approves in writing.

     3.3  TERMINATION

          The Facility will terminate on the Repayment Date, whereupon the
          Commitment will automatically be cancelled in full and the Loan and all other money and sums payable under this agreement are immediately due and payable.

4    DRAWDOWN

     4.1  DELIVERY OF DRAWDOWN NOTICE

          If the Borrower requires the provision of an Advance it must deliver to the Lender a Drawdown Notice.

     4.2  REQUIREMENTS FOR A DRAWDOWN NOTICE

          A Drawdown Notice to be effective must:

          (a)  be in writing in the form of, and specifying the matters required in, schedule 4;

          (b)  be signed by a person duly authorised by the Borrower to do so;

          (c)  not be given until the applicable conditions precedent to the
               Advances requested in that Drawdown Notice set out in clause 2 have been satisfied; and

          (d)  be received by the Lender before 11.00am on a Business Day at least 2 Business Days before the proposed Drawdown Date (or any shorter period that the Lender agrees in writing).

     4.3  IRREVOCABILITY OF DRAWDOWN NOTICE

          The Borrower is irrevocably committed to draw down from the Lender in accordance with each Drawdown Notice given to the Lender.

     4.4  AMOUNT OF ADVANCES

          The Borrower must ensure that the amount of each Advance is either:

          (a)  not less than US$100,000 and is an integral multiple of
               US$100,000; or

          (b)  equal to the Undrawn Commitment.

5    FACILITY

     5.1  PROVISION OF ADVANCES

          Subject to clause 2, if the Borrower gives a Drawdown Notice, the
          Lender must pay each specified Advance on the specified Drawdown Date in Same Day Funds

                                                                         PAGE 17

                                                 Debt finance facility agreement

          in Dollars to the Borrower, or as directed by the Borrower, in the relevant Drawdown Notice.

     5.2  REPAYMENT

          (a)  The Loan and all other Secured Moneys will be repaid in full on the Repayment Date.

          (b)  If notwithstanding clause 5.2(a) there are any moneys or liabilities outstanding under the Facility on the Repayment Date, the Borrower will on that date repay to the Lender the Loan together with all other moneys due under this agreement.

     5.3  PREPAYMENT

          (a)  On giving not less than 2 Business Days' prior written notice to the Lender, the Borrower may prepay the Loan or part thereof (if part, in a minimum of US$100,000 and thereafter multiples of
               US$100,000) on any Business Day.

          (b)  Any notice of prepayment given by the Borrower will be irrevocable and the Borrower will be bound to prepay in
               accordance with the notice.

          (c)  The Borrower may not prepay the Loan save in accordance with this clause 5.3.

          (d)  Interest accrued on any amount prepaid under the Loan and any
               Break Costs will be paid at the time of repayment or prepayment.

          (e)  Any repayment or prepayment in respect of the Facility will not be available to be redrawn.

6    INTEREST

     6.1  INTEREST PERIODS

          (a)  Not later than 2 Business Days before the commencement of each
               Interest Period in respect of an Advance, the Borrower will notify Lender, by delivery of a Selection Notice to the Lender, whether that Interest Period is to be of 30, 60 or 90 days'
               duration or some other Interest Period agreed between the
               Borrower and the Lender.

          (b)  Each Interest Period in relation to an Advance will be the period commencing on the first Drawdown Date for the Advance (in the case of the initial Interest Period) or on the last day of the immediately preceding Interest Period for the Advance (in the case of any subsequent Interest Period) and ending on the day which is 30, 60 or 90 days thereafter as the Borrower notifies the Lender.

          (c)  If an Advance is drawn during an Interest Period relating to an already outstanding Advance, then unless the Lender and the
               Borrower agree otherwise, the first Interest Period relating to that Advance will end on the last day of the current Interest
               Period relating to the already outstanding Advance.

                                                                         PAGE 18

                                                 Debt finance facility agreement

          (d)  If the Borrower fails to select an Interest Period for an Advance in accordance with clause 6.1(a), the Interest Period will be the same length as the previous Interest Period for that Advance.

          (e)  The term of each Interest Period will be subject to such marginal adjustment as Lender in its discretion determines so that the first and last days of it are Business Days and so that the final
               Interest Period terminates on the Repayment Date.

          (f)  No Interest Period may end after the Repayment Date.

     6.2  CALCULATION OF INTEREST

          (a)  Interest on each Advance will accrue from day to day and be computed on a daily basis on a year of 360 days.

          (b)  The rate of interest for each Advance for each Interest Period will be the Interest Rate in relation to that Interest Period.

          (c)  The Borrower's certificate as to the rate of interest at any time will be conclusive and binding on the Borrower in the absence of manifest error on the face of the certificate.

     6.3  PAYMENT OF INTEREST

          (a)  The Borrower will pay to the Lender the accrued interest in relation to each Advance in arrears on each Interest Payment
               Date, calculated up to that date on the last day of each such period.

          (b)  Any outstanding interest may be capitalised and, upon capitalisation, will form part of the relevant Advance, provided that following such capitalisation, the Loan does not exceed the
               Commitment.

     6.4  SELECTION NOTICE

          A Selection Notice to be effective must be:

          (a)  in writing in the form of schedule 5; and

          (b)  received by the Lender before 11.00am on a Business Day at least
               2 Business Days before the Selection Date for the relevant
               Advance (or any shorter period that the Lender agrees in
               writing).

     6.5  DETERMINATION OF INTEREST RATE

          (a)  The Lender must notify the Borrower of the Interest Rate for an
               Interest Period as soon as reasonably practicable, and in any event within 2 Business Days, after it has made its determination of the applicable Reference Rate.

          (b)  In the absence of manifest error, each determination of the
               Reference Rate by the Lender is conclusive evidence of that rate.

                                                                         PAGE 19

                                                 Debt finance facility agreement

7    WARRANTS

     7.1  WARRANT TERMS

          (a)  Subject to the approval of the Relevant Exchange (if required), the Borrower agrees to grant to the Lender:

               (1)  the Tranche 1 Warrants on the later of:

                    (A)  the date of this agreement; and

                    (B)  the date of receipt of approval to do so from the
                         Relevant Exchange,

                    in consideration of the provision of the Facility; and

               (2)  the Tranche 2 Warrants on or before the initial Drawdown
                    Date in consideration of the first Advance,

               by issuing to the Lender an executed Warrant Certificate for the relevant Warrants. No premium is payable by the Lender in respect of the Warrants.

          (b)  The Borrower will diligently pursue, and will use its best endeavours to obtain, the approval of the Relevant Exchange to the issue of the Warrants.

          (c)  If the rules of the Relevant Exchange at any time would permit the Warrants to be transferrable and the Warrants are not on their terms transferable at that time, Olympus must apply to the
               Relevant Exchange to amend the terms of the Warrants such that the Warrants are transferrable (TRANSFER AMENDMENT). Upon
               approval of the Transfer Amendment by the Relevant Exchange, the
               Borrower must issue replacement Warrant Certificates to the
               Lender or holder for all Warrants then outstanding which reflect the Transfer Amendment (but the terms of which are otherwise unchanged) against delivery to the Borrower of the Warrant
               Certificates to be replaced.

          (d)  Each Warrant may be exercised at any time before 5pm Sydney time on the Repayment Date for the Exercise Price in accordance with this clause 7.1.

          (e)  Subject to clause 7.1(l) and receipt of Relevant Exchange approval, the Warrants must be freely transferable provided that any transfer must be made in a manner which is not prohibited by the Relevant Exchange Rules. Any reference in this clause 7 to a holder other than the Lender is to be disregarded while the
               Warrants remain non-transferrable.

          (f)  Warrants may be exercised by delivering to the Borrower an
               Exercise Notice duly executed by the holder (together with the
               Warrant Certificate) specifying the number of Shares for which the Warrants are being exercised (which must be at least 100,000
               Shares or otherwise the number of outstanding Shares available to be exercised pursuant to the Warrants) and the Settlement Price.

          (g)  The Borrower must within 5 Business Days of the Exercise Date cause the transfer agent for the Shares to issue to the Lender
               (or other holder) the number of Shares for which the Warrants have been exercised (RELEVANT

                                                                         PAGE 20

                                                 Debt finance facility agreement

               NUMBER), register the Lender (or other holder) as holder of the
               Shares in its register of shareholders and, if applicable, issue a replacement Warrant Certificate to the Lender (or other holder)
               for the balance of any unexercised Warrants.

          (h)  The Lender (or other holder) will pay the Borrower an amount equal to the Exercise Price multiplied by the Relevant Number
               (SETTLEMENT PRICE) on receipt of the documents referred to in clause 7.1(g).

          (i)  The Borrower irrevocably directs the Lender to apply amounts referred to in clause 7.1(h):

               (1)  first, toward payment or prepayment of any Secured Moneys then outstanding until the Secured Moneys are paid in full;
                    and

               (2)  second, if no Secured Moneys are then outstanding, in payment to the Borrower.

          (j)  The Shares issued pursuant to the exercise of the Warrants must be issued as fully paid shares.

          (k)  The Warrants and any Shares issued pursuant to an exercise of the
               Warrants are subject to the terms and conditions set out in the
               Warrant Certificate. To the extent of any inconsistency between the terms and conditions of the Warrants as set out in this clause 7 and as set out in the Warrant Certificate, the terms and conditions set out in this clause 7 shall prevail.

          (l)  The Lender acknowledges that the certificates representing the
               Warrants, and if issued prior to the date which is four months and one day after the issuance of the Warrants, the certificates representing the Shares, will bear the following legend:

               "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF
               THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE __, 2006 [the
               date which is four months and one day after the issuance of the
               Warrants will be inserted]."

               as well as the legend required by the Relevant Exchange, provided that subsequent to the date which is four months and one day after the date of issuance of the Warrants, the certificates representing the Warrants or, if applicable, the certificates representing the Shares, may be exchanged for certificates bearing no such legends. The Lender acknowledges that it has been advised to consult its own independent legal advisor with respect to the applicable resale restrictions and the Lender is solely responsible for complying with such restrictions and the Borrower is not responsible for ensuring compliance by the Lender of the applicable resale restrictions.

          (m)  The Lender represents and warrants to the Borrower that the
               Lender will acquire the Warrants as principal for its own account and not for the benefit of any other person and for investment only, and that the Lender is an entity organized under the laws of Australia and is analogous to a Canadian financial institution or Schedule III bank in form and function. For the purposes of this clause 7.1(m), a "Canadian financial institution" means (a)
               an association governed by the Cooperative Credit Associations
               Act (Canada) or central cooperative credit society for which an order has been made under section 473(1) of that Act or (b) a bank, loan corporation,

                                                                         PAGE 21

                                                 Debt finance facility agreement

               trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada; and (ii) a
               "Schedule III bank" means an authorized foreign bank named in
               Schedule II of the Bank Act (Canada).

     7.2  CORPORATE UNDERTAKINGS

          (a)  The Borrower must comply with the Relevant Exchange Rules, any other applicable laws and regulations and its constitution in relation to each issue of the Warrants on or before the relevant
               Warrants Issue Date. Without limiting the foregoing, the Borrower must ensure that it:

               (1)  has obtained all necessary shareholder and Relevant Exchange approvals; and

               (2)  has at all times sufficient unallocated share capital which is available,

               to enable it to issue the Warrants, and any Shares which would be issued as a result of the exercise of the Warrants, on the relevant Warrant Issue Date or Exercise Date (as the case may
               be).

          (b)  Until the Repayment Date, the Borrower must:

               (1)  ensure that the Lender (or any other holder of Warrants) is given notice of all general meetings of the Borrower and of all resolutions to be considered at those meetings at the
                    same time the shareholders of the Borrower are issued with notices;

               (2)  not do anything by way of altering its constitution or otherwise which has the effect of changing or converting any
                    Shares into shares of another class, or restricts the
                    Borrower's ability to issue the Warrants or to issue Shares on the exercise of Warrants without the prior written
                    consent of the Lender; and

               (3)  ensure that the Lender (and any other holder of Warrants) is given:

                    (A)  at least 15 Business Days written notice prior to the
                         Record Date in relation to any pro-rata issue of
                         Additional Rights; and

                    (B)  at least 15 Business Days written notice prior to the
                         Books Closing Date in relation to any other issue of
                         Additional Rights which the Lender (or any holder of
                         Warrants) would be entitled to participate in if the
                         Lender (or other holder of Warrants) was a holder of
                         Shares.

     7.3  PARTICIPATION IN ADDITIONAL RIGHTS

          (a)  A Warrant does not confer on the holder any rights to dividends prior to the exercise of the Warrant.

          (b)  A Warrant does not confer any right on the holder to participate in a new issue without exercising the Warrant.

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                                                 Debt finance facility agreement

          (c)  The Lender (or any other holder of Warrants) will be entitled to participate in any rights to take up Additional Rights on the same terms and conditions as applicable to the other offerees or shareholders of the Borrower provided that the Lender (or other holder, as the case may be) has exercised any Warrant:

               (1)  in relation to any pro-rata issue of Additional Rights, prior to the Record Date; and

               (2)  in relation to any other issue of Additional Rights, prior to the Books Closing Date.

     7.4  SHARE RANKING

          Any Shares issued to the Lender (or other holder of a Warrant) by the
          Borrower as a result of the exercise of a Warrant will rank pari passu in all respects with all other Shares. Shares issued upon the exercise of Warrants will only carry an entitlement to receive a dividend if they were issued before the record date for that dividend.

     7.5  VARIATION

          (a)  The Borrower may vary the terms of Warrants, and change their holders' rights, to the extent necessary to comply with the
               Relevant Exchange Rules applying to reorganisations of capital at the time of the reorganisation.

          (b)  The Borrower must notify the Lender (and any other holder of
               Warrants) of any variation to the terms of Warrants under clause
               7.5(a) immediately after the date of the variation.

          (c)  Subject to the Relevant Exchange Rules, the terms of Warrants applicable to a particular holder may be varied at any time by written agreement between the Borrower and the holder.

     7.6  WARRANT CERTIFICATES

          (a)  If any Warrant Certificate is lost, stolen, mutilated, defaced or destroyed, the holder of the relevant Warrants may apply for a replacement certificate. The application must be accompanied by:

               (1)  a written statement that the certificate has been lost or destroyed and not otherwise pledged, sold or otherwise
                    disposed of;

               (2)  if the certificate has been lost, a written statement that proper searches have been made;

               (3)  an undertaking that, if the certificate is found or received by the holder of the relevant Warrants, it will be returned to the Borrower; and

               (4)  in the discretion of the Borrower, an indemnity in form and substance reasonably satisfactory to the Borrower relating to losses suffered by the Borrower as a direct consequence of the issue of a replacement certificate.

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                                                 Debt finance facility agreement

          (b)  The Borrower must issue a replacement certificate within 10
               Business Days after receipt of the documents referred to in clause 7.6(a).

          (c)  The holder of the relevant Warrants shall pay the reasonable costs of the Borrower in connection with the replacement of the lost, stolen, mutilated, defaced or destroyed Warrant
               Certificate.

     7.7  COMPULSORY EXERCISE

          (a)  For the purposes of this clause 7.7, CLOSING PRICE means, on a day, the last price at which Shares traded (whether on that day or, if the Shares did not trade on that day, the most recent preceding day on which Shares traded).

          (b)  In the event that the Shares trade at a Closing Price on the
               Relevant Exchange of greater than double the Exercise Price then in effect during any 30 consecutive trading days (30 DAY PERIOD), the Borrower may, within 10 Business Days commencing on the first
               Business Day after the end of that 30 Day Period, by written notice to the Lender, require the Lender (or holder) to exercise all of the outstanding Warrants held by it.

          (c)  Within 20 Business Days of receipt by the Lender (or holder) of a notice properly given in accordance with clause 7.7(a), the
               Lender must exercise each Warrant held by it at that time in accordance with this clause 7.

     7.8  SURVIVAL

          This clause 7 survives the termination or expiry of this agreement.

8    PAYMENTS

     8.1  MANNER OF PAYMENT

          All payments by a Transaction Party under the Transaction Documents must be made:

          (a)  in Same Day Funds;

          (b)  in Dollars;

          (c)  by the close of business on the due date,

          to the Lender's account as specified by the Lender to the Borrower or in any other manner the Lender directs from time to time.

     8.2  PAYMENTS ON A BUSINESS DAY

          If a payment is due on a day which is not a Business Day, the due date for that payment is the next Business Day in the same calendar month or, if none, the preceding Business Day, and interest must be adjusted accordingly.

     8.3  PAYMENTS IN GROSS

          All payments which a Transaction Party is required to make under any
          Transaction Document must be without:

          (a)  any set-off, counterclaim or condition; or

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                                                 Debt finance facility agreement

          (b)  any deduction or withholding for any Tax or any other reason unless the Transaction Party is required to make a deduction or withholding by applicable law.

     8.4  ADDITIONAL PAYMENTS

          Subject to clause 8.7, if:

          (a)  any Transaction Party is required to make a deduction or withholding in respect of Tax (other than Excluded Tax) from any payment to be made to the Lender under any Transaction Document;
               or

          (b)  the Lender is required to pay any Tax (other than Excluded Tax)
               in respect of any payment it receives from a Transaction Party or the Lender under any Transaction Document,

          the Transaction Party:

          (c)  indemnifies the Lender against that Tax; and

          (d)  must pay to the Lender an additional amount which the Lender determines to be necessary to ensure that the Lender receives when due a net amount (after payment of any Tax in respect of each additional amount) that is equal to the full amount it would have received if a deduction or withholding or payment of Tax had not been made.

     8.5  TAXATION DEDUCTION PROCEDURES

          If clause 8.4(a) applies:

          (a)  the Transaction Party must pay the amount deducted or withheld to the appropriate Government Agency as required by law; and

          (b)  the Transaction Party must:

               (1)  use reasonable endeavours to obtain a payment receipt from the Government Agency (and any other documentation
                    ordinarily provided by the Government Agency in connection with the payment); and

               (2)  within 2 Business Days after receipt of the documents referred to in clause 8.5(b)(1), deliver copies of them to the Lender.

     8.6  TAX CREDIT

          Subject to clause 8.8, if a Transaction Party makes an additional payment under clause 8.4 for the benefit of the Lender, and the Lender determines that:

          (a)  a credit against, relief or remission for, or repayment of any
               Tax (TAX CREDIT) is attributable to that additional payment; and

          (b)  the Lender has obtained, utilised and retained that Tax Credit,

          then the Lender must pay to the Transaction Party, within 10 Business
          Days of obtaining, utilising and retaining that Tax Credit, an amount which the Lender determines will leave it (after that payment) in the same after Tax position as it would have been in had the additional payment not been made by the Transaction Party.

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                                                 Debt finance facility agreement

     8.7  WITHHOLDING TAX

          Clause 8.4 does not apply in respect of deductions or withholdings in respect of Tax in Canada on payments of interest, including payments deemed to be interest pursuant to Canadian income tax law, under the
          Transaction Documents provided that relevant Transaction Party:

          (a)  pays the amount deducted or withheld to the appropriate
               Government Agency as required by law; and

          (b)  obtains an NR4 Statement from the Government Agency and any other documentation ordinarily provided by the Government Agency in connection with the payment; and

          (c)  within 2 Business Days after receipt of the documents referred to in clause 8.7(b), delivers copies of them to the Lender.

     8.8  CANADIAN WITHHOLDING TAX CREDIT

          The Lender may utilise and retain for its own account any Tax Credit in respect of any payment or deduction under clause 8.7.

     8.9  TAX AFFAIRS

          Nothing in clause 8.6 or 8.8:

          (a)  interferes with the right of the Lender to arrange its tax affairs in any manner it thinks fit;

          (b)  obliges the Lender to investigate the availability of, or claim, any Tax Credit; or

          (c)  obliges the Lender to disclose any information relating to its tax affairs or any tax computations.

     8.10 AMOUNTS PAYABLE ON DEMAND

          If any amount payable by a Transaction Party under any Transaction
          Document is not expressed to be payable on a specified date, that amount is payable by the Transaction Party on demand by the Lender.

     8.11 APPROPRIATION OF PAYMENTS

          (a)  Except where clause 8.11(b) applies, all payments made by a
               Transaction Party under a Transaction Document may be
               appropriated as between principal, interest and other amounts as the Lender determines or, failing any determination, in the following order:

               (1)  first, towards reimbursement of all fees, costs, expenses, charges, damages and indemnity payments due and payable by the Transaction Parties under the Transaction Documents;

               (2)  second, towards payment of interest due and payable under the Transaction Documents; and

               (3)  third, towards repayment or prepayment of the Loan.

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                                                 Debt finance facility agreement

          (b)  Any money recovered by the Lender as a result of the exercise of a Power under a Security must be appropriated in the manner provided in that Security.

          (c)  Any appropriation under clauses 8.11(a) or (b) overrides any appropriation made by a Transaction Party.

     8.12 CURRENCY EXCHANGES

          If the Lender receives an amount under a Transaction Document in a currency which is not in the Relevant Currency, the Lender:

          (a)  may convert the amount received into the Relevant Currency in accordance with its normal procedures; and

          (b)  is only regarded as having received the amount that it has converted into the Relevant Currency.

9    REPRESENTATIONS AND WARRANTIES

     9.1  REPRESENTATIONS AND WARRANTIES

          Each Transaction Party represents and warrants to and for the benefit of the Lender that:

          (a)  REGISTRATION: it is a corporation registered and validly existing under the laws of the place of its incorporation;

          (b)  CORPORATE POWER: it has the corporate power to own its assets and to carry on its business as it is now being conducted;

          (c)  AUTHORITY: it has power and authority to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party;

          (d)  AUTHORISATIONS: it has taken all necessary action to authorise the execution, delivery and performance of the Transaction
               Documents to which it is expressed to be a party;

          (e)  BINDING OBLIGATIONS: the Transaction Documents to which it is expressed to be a party constitute its legal, valid and binding obligations and, subject to any necessary stamping and
               registration, are enforceable in accordance with their terms subject to laws generally affecting creditors' rights and to principles of equity;

          (f)  TRANSACTION PERMITTED: the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party will not breach, or result in a contravention of:

               (1)  any law, regulation or Authorisation (including any law or regulation prohibiting the Transaction Party from
                    financially assisting a person to acquire shares in it);

               (2)  its constitution or other constituent documents; or

               (3)  any Encumbrance or agreement which is binding it,

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                                                 Debt finance facility agreement

               and will not result in:

               (4)  the creation or imposition of any Encumbrance on any of its assets other than as permitted under a Transaction Document;
                    or

               (5)  the acceleration of the date for payment of any obligation under any agreement which is binding on it;

          (g)  FINANCIAL INFORMATION: in the case of the Borrower, its most recent Financial Report which it has provided to the Lender under clause 10.2:

               (1)  give a true and fair view of the financial condition and state of affairs of the Borrower and its Subsidiaries (on a consolidated basis) as at the date they were prepared; and

               (2)  were prepared in accordance with the Accounting Standards;

          (h)  NO CHANGE IN AFFAIRS: there has been no change in its or any of its Subsidiaries' state of affairs since the end of the
               accounting period for the Borrower's most recent Financial Report or accounts, referred to in clause 9.1(g) which has had or is likely to have a Material Adverse Effect;

          (i)  REPRESENTATIONS TRUE: each of its representations and warranties contained in the Transaction Documents is correct and not
               misleading when made or repeated;

          (j)  DISCLOSURE: all information provided to the Lender by or on its behalf in relation to it, its assets, business or affairs or the
               Transaction Documents was correct and not misleading (by omission or otherwise) as at the time it was provided;

          (k)  NO FAILURE TO DISCLOSE: it has not withheld from the Lender any information which could reasonably be expected to be material to the decision of the Lender to enter into the Transaction
               Documents to which the Lender is a party;

          (l)  LEGAL AND BENEFICIAL OWNER: it is the legal and beneficial owner of:

               (1)  its assets (which, in the case of BM, include the Vietnamese
                    Tenements); and

               (2)  the property expressed to be subject to any Security given by it;

          (m)  NO ENCUMBRANCES OR OTHER INTERESTS:

               (1)  there is no Encumbrance over any of its assets or
                    undertakings other than a Permitted Encumbrance; and

               (2)  no person holds an interest in its assets or undertakings other than under a Permitted Encumbrance;

          (n)  NOT A TRUSTEE: it does not enter into any Transaction Document as trustee of any trust or settlement;

          (o)  COMMERCIAL BENEFIT: the entering into and performance by it of its obligations under the Transaction Documents to which it is expressed to be a party is for its commercial benefit and is in its commercial interests;

          (p)  WARRANTS: in the case of the Borrower, it has complied with the
               Relevant Exchange Rules, its constituent documents and any other applicable laws or regulations in relation to each issue of the
               Warrants (including by

                                                                         PAGE 28

                                                 Debt finance facility agreement

               obtaining shareholder approval for the issue of the Warrants if such approval is required);

          (q)  EXERCISE SHARES: the Exercise Shares, if and when issued and delivered on exercise of a Warrant will:

               (1)  be duly and validly issued, full-paid;

               (2)  rank pari passu with and, carry the same rights in all aspects as, the other Shares then outstanding; and

               (3)  other than the resale restrictions imposed under Canadian securities law and subject to approval of the Relevant
                    Exchange (if required), be freely transferable, free and
                    clear of all liens, encumbrances, security interests or
                    claims of third parties and will not be subject to calls for further payment;

          (r)  ENVIRONMENTAL LIABILITIES: there are no Environmental Liabilities affecting its assets or undertakings which have had or are likely to have a Material Adverse Effect;

          (s)  GROUP STRUCTURE:

               (1)  its only Subsidiaries are listed in the Group Structure
                    Diagram; and

               (2)  the Group Structure Diagram is true and correct in all respects and does not omit any material information or
                    details; and

          (t)  VIETNAMESE TENEMENTS: the definition of Vietnamese Tenements set out in clause 1.1 is an up to date, accurate and complete
               description of all of the mining tenements in which BM has an interest on the date of this agreement and is not misleading in any way (including by omission).

     9.2  SURVIVAL AND REPETITION OF REPRESENTATIONS AND WARRANTIES

          The representations and warranties given under this agreement:

          (a)  survive the execution of each Transaction Document; and

          (b)  (except for the representations and warranties in clauses 9.1(j)
               and 9.1(k)) are repeated on each Drawdown Date, Selection Date and Interest Payment Date with respect to the facts and
               circumstances then subsisting.

     9.3  RELIANCE BY LENDER

          Each Transaction Party acknowledges that the Lender has entered into each Transaction Document to which it is a party in reliance on the representations and warranties given under this agreement.

10   UNDERTAKINGS

     10.1 TERM OF UNDERTAKINGS

          Unless the Lender otherwise agrees in writing, until:

          (a)  the Commitment is cancelled;

          (b)  the Secured Moneys are unconditionally repaid in full; and

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                                                 Debt finance facility agreement

          (c)  each Security is discharged,

          each Transaction Party must, at its own cost, comply with, and the
          Borrower must ensure that each other Transaction Party complies with, its undertakings in this clause 10.

     10.2 PROVISION OF INFORMATION AND REPORTS

          The Borrower must provide to the Lender, and in the case of clauses
          10.2(e) to 10.2(i) (inclusive), each Transaction Party must provide to the Lender, where applicable in accordance with clause 10.3, the following:

          (a)  ANNUAL FINANCIAL REPORTS: no later than 120 days after the end of each financial year, copies of the consolidated annual audited
               Financial Report of the Borrower and its Subsidiaries for that financial year;

          (b)  INTERIM FINANCIAL REPORTS: no later than 60 days after the end of each quarterly interim period for the Borrower's financial year, copies of the unaudited semi-annual Financial Report of the
               Borrower and its Subsidiaries for the applicable interim period;

          (c)  COMPLIANCE CERTIFICATE: a Compliance Certificate, signed by at least two directors, or a director and a senior officer, of the
               Borrower no later than 60 days after the end of each calendar quarter;

          (d)  DIRECTORS' CERTIFICATE: at the Lender's request, a certificate signed by at least 2 directors, or a director and a senior officer, of the Borrower stating:

               (1)  if a Default has occurred; and

               (2)  if so, full details of the relevant Default and the remedial action being taken or proposed;

          (e)  MAE EVENTS: any information that it becomes aware of which would have a Material Adverse Effect;

          (f)  DOCUMENTS ISSUED: copies of all documents issued by it to holders of its Marketable Securities or any stock exchange at the same time as their issue;

          (g)  OTHER INFORMATION: any other information which the Lender reasonably requests in relation to it, its financial condition or any of its assets;

          (h)  LITIGATION: full details of any current or pending litigation against it; and

          (i)  RELEVANT EXCHANGE: all information provided by it to the Relevant
               Exchange or any other stock exchange or Governmental Authority.

     10.3 TIME PERIODS

          Where clause 10.2 does not specify a time within which a thing required to be done by that clause must be done, the thing must be done in a prompt and timely manner.

     10.4 PROPER ACCOUNTS

          Each Transaction Party must:

          (a)  keep accounting records which give a true and fair view of its financial condition and state of affairs; and

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                                                 Debt finance facility agreement

          (b)  ensure that the accounts it provides under clause 10.2 are prepared in accordance with the Accounting Standards.

     10.5 NOTICES TO THE LENDER

          Each Transaction Party provide the Lender with written notice as soon as it becomes aware of:

          (a)  any Default occurring;

          (b)  any litigation, arbitration, administration or other proceeding in respect of it or any of its assets being commenced or
               threatened;

          (c)  any material adverse change in the financial or commercial circumstances of a Transaction Party or in the condition and operation of the BM Project or any other event or circumstance which has, or is reasonably likely to have, a Material Adverse
               Effect;

          (d)  any Encumbrance that exists over any of its assets other than a
               Permitted Encumbrance;

          (e)  any proposal of any Government Agency to compulsorily acquire any of its assets;

          (f)  the acquisition by it of a Subsidiary; and

          (g)  the acquisition by it or any of its Subsidiaries of any interest in real property for consideration greater than US$100,000.

     10.6 COMPLIANCE

          Each Transaction Party must:

          (a)  comply with all its obligations under each Transaction Document to which it is a party; and

          (b)  ensure that no Event of Default occurs.

     10.7 MAINTENANCE OF CAPITAL

          A Transaction Party must not:

          (a)  pass a resolution resolving to:

               (1)  provide that the whole or part of its unpaid share capital may be called up only if the company becomes externally
                    administered; or

               (2)  financially assist a person to acquire shares in it,

               other than with the Lender's prior written consent;

          (b)  pass a resolution to reduce its capital other than:

               (1)  by redeeming preference shares which constitute Permitted
                    Financial Indebtedness; or

               (2)  with the Lender's prior written consent (which consent it may in its absolute discretion withhold);

          (c)  buy-back or pass a resolution to buy-back, any of its shares other than:

               (1)  by redeeming preference shares which constitute Permitted
                    Financial Indebtedness; or

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                                                 Debt finance facility agreement

               (2)  with the Lender's prior written consent; or

          (d)  attempt or take any steps to do anything which it is not permitted to do under clauses 10.7(a), (b)or (c).

     10.8 COMPLIANCE WITH LAWS AND AUTHORISATIONS

          Each Transaction Party must:

          (a)  comply with all material laws and legal requirements, including each judgement, award, decision, finding or any other
               determination of a Government Agency, which applies to it or any of its assets;

          (b)  obtain, maintain and comply with all Authorisations required:

               (1)  for the enforceability against it of each Transaction
                    Document to which it is a party, or to enable it to perform its obligations under each Transaction Document to which it is a party;

               (2)  by it to own its assets and conduct the BM Project;

          (c)  not do anything which would prevent the renewal of any
               Authorisation referred to in clause 10.8(b) or cause it to be renewed on less favourable terms; and

          (d)  ensure that the operation of the BM Project complies with all
               Environmental Laws.

     10.9 PAYMENT OF TAXES AND OUTGOINGS

          Each Transaction Party must pay all Taxes when due other than Taxes being disputed in good faith by appropriate proceedings to the
          Lender's reasonable satisfaction where payment is not required until the dispute is resolved.

     10.10 OWNERSHIP OF BM

          The Borrower:

          (a)  must ensure that each Initial Guarantor other than BM remains a wholly owned (direct or indirect) subsidiary of the Borrower;

          (b)  must ensure that it will (directly or indirectly) maintain legal and beneficial ownership of at least 80% of all the issued
               Marketable Securities in BM; and

          (c)  must not dispose, and must procure that each of its Subsidiaries and the Transaction Parties do not dispose, of any part of the interest it has (directly or indirectly) in the BM Project at the date of this agreement, whether on its own account or in
               association with another person,

          unless the Lender otherwise consents in writing.

     10.11 AMENDMENTS TO CONSTITUTION

          A Transaction Party must not amend its constitution or any other constituent document of it without the Lender's prior written consent which consent must not be unreasonably withheld unless the amendment relates to an alteration of the constitution which has the effect of changing or converting any Shares into shares

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                                                 Debt finance facility agreement

          of another class, in which case, the Lender may withhold its consent in its absolute discretion.

     10.12 NEGATIVE PLEDGE AND DISPOSAL OF ASSETS

          (a)  A Transaction Party must not create or allow to exist or agree to any Encumbrance over any of its assets other than a Permitted
               Encumbrance.

          (b)  A Transaction Party must not acquire an asset which is, or upon its acquisition will be, subject to an Encumbrance which is not a
               Permitted Encumbrance.

          (c)  A Transaction Party must not sell, assign, transfer or otherwise dispose of or part with possession of any of its assets except:

               (1)  an asset which does not form part of the Secured Property or which is subject to a floating charge under a Security and in, and only in, the ordinary course of ordinary business
                    with a value not greater than US$50,000;

               (2)  an asset (other than real property or an interest in real property or any other asset the subject of a fixed charge
                    under a Security) which is replaced by one or more assets
                    having similar function and of comparable or superior type, value and quality; or

               (3)  expenditure of cash for a purpose permitted by clause 3.2.

          (d)  A Transaction Party must not allow any other person to have a right or power to receive or claim any rents, profits,
               receivables, money or moneys worth (whether capital or income) in respect of its assets other than under a Security.

          (e)  A Transaction Party must not enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts in circumstances where the arrangement is in connection with:

               (1)  the raising of Financial Indebtedness; or

               (2)  the acquisition of an asset,

               except for a netting or set-off arrangement in the ordinary course of its ordinary banking arrangements for the purpose of netting debit and credit balances.

          (f)  A Transaction Party must not enter into any arrangement which, if complied with, would prevent any Transaction Party from complying with its obligations under the Transaction Documents.

          (g)  A Transaction Party (FIRST TRANSACTION PARTY) must not allow any
               Financial Indebtedness owed to it by another Transaction Party to be repaid to it, and each Transaction Party must not repay any
               Financial Indebtedness to the First Transaction Party, unless the
               First Transaction Party uses the proceeds of repayment to repay the Secured Moneys.

          (h)  If, by mandatory operation of law, this clause 10.12 may not prevent a Transaction Party creating an Encumbrance other than a
               Permitted Encumbrance:

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                                                 Debt finance facility agreement

               (1)  this clause 10.12 does not prevent a Transaction Party creating that Encumbrance;

               (2)  before that Encumbrance is created the Transaction Party must ensure that the Lender receives the benefit of a deed of priority granting first ranking priority to each Security in a form and of substance required by the Lender; and

               (3)  until that deed of priority is executed and delivered to the
                    Lender, the Lender is not required to provide any further
                    Advances.

     10.13 FINANCIAL INDEBTEDNESS

          A Transaction Party must not incur any Financial Indebtedness other than Permitted Financial Indebtedness.

     10.14 NO CHANGE TO BUSINESS

          A Transaction Party must not engage in any business other than, or do anything which would result in substantial changes to, its existing core businesses and operations.

     10.15 FINANCIAL ACCOMMODATION

          A Transaction Party must not provide any financial accommodation, or give any Guarantee in respect of any financial accommodation, to or for the benefit of any person, other than Permitted Financial
          Accommodation.

     10.16 RESTRICTIONS ON DEALINGS

          A Transaction Party must not:

          (a)  enter into an agreement;

          (b)  acquire or dispose of an asset;

          (c)  obtain or provide a service;

          (d)  obtain a right or incur an obligation; or

          (e)  implement any other transaction,

          with any person unless it does so on terms which are no less favourable to it than arm's length terms.

     10.17 UNDERTAKINGS REGARDING SECURED PROPERTY

          Each Transaction Party must:

          (a)  MAINTENANCE OF THE SECURED PROPERTY:

               (1)  maintain and protect its Secured Property, including a programme of care and maintenance to industry best practice;

               (2)  keep its Secured Property in the state of repair that a prudent owner of the same or similar Secured Property acting in accordance with best industry practice would keep its
                    Secured Property in;

               (3)  remedy every defect in its title to any part of its Secured
                    Property;

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                                                 Debt finance facility agreement

               (4)  take or defend all legal proceedings necessary to protect or recover any of its Secured Property; and

               (5)  keep its Secured Property valid and subsisting and free from liability to forfeiture, cancellation, avoidance or loss;

          (b)  FURTHER SECURITY:

               (1)  do anything which the Lender reasonably requests which:

                    (A)  more satisfactorily charges or secures the priority of its Security, or secures to the Lender its Secured
                         Property in a manner consistent with any provision of
                         any Transaction Document; or

                    (B)  aids in the exercise of any Power of the Lender,

                    including, the execution of any document, the delivery of
                    Title Documents or the execution and delivery of blank
                    transfers;

               (2)  when the Lender reasonably requests, execute a legal or statutory mortgage in favour of the Lender over any real
                    property in form and substance required by the Lender, but the Lender cannot require an obligation which is more
                    onerous than any obligation contained in any Transaction
                    Document; and

               (3)  use its best endeavours to register any mortgage executed under clause 10.17(b)(2);

          (c)  TITLE DOCUMENTS: deposit with Lender, all the Title Documents which the Lender requests in respect of any of its Secured
               Property which is subject to the fixed charge created under its
               Security immediately on:

               (1)  its execution of its Security;

               (2)  acquisition of any asset which forms part of its Secured
                    Property and is subject to the fixed charge created by its
                    Security; and

               (3)  the floating charge which is created by its Security
                    crystallising and fixing;

          (d)  REGISTRATION AND PROTECTION OF SECURITY: ensure that its Security is registered and filed in all registers in all jurisdictions in which it must be registered and filed to ensure the
               enforceability, validity and priority of the Security against all persons and to be effective as a security;

          (e)  NO PARTNERSHIP OR JOINT VENTURE: not enter into any profit sharing arrangement in relation to its Secured Property or any partnership or joint venture with any other person without the
               Lender's written consent;

          (f)  NO CAVEATS: cause any caveat which is lodged in respect of its
               Secured Property, other than a caveat lodged by the Lender, to be removed as soon as reasonably practicable but in any event within
               30 Business Days after the date that it becomes aware of its existence.

     10.18 INSURANCE

          (a)  GENERAL REQUIREMENTS: Each Transaction Party must:

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                                                 Debt finance facility agreement

               (1)  insure and keep insured its Secured Property against damage, destruction and any other risk to their full replacement
                    value or on a reinstatement basis; and

               (2)  maintain reasonable insurance against workers' compensation and public liability.

          (b)  PAYMENT OF PREMIUMS: Each Transaction Party must punctually pay all premiums and other amounts necessary to effect and maintain in force each Insurance.

          (c)  CONTENTS OF INSURANCE POLICY: Each Transaction Party must ensure that every insurance policy (other than worker's compensation and public liability):

               (1)  is taken out in the name of the Transaction Party, notes the
                    Lender as an insured and insures each of their insurable
                    interests;

               (2)  in the case of the Guarantor, names the Lender as the loss payee;

               (3)  cannot be terminated or varied by the insurer for any reason including the non-payment of the premium or any other amount in respect of the insurance policy, unless the Lender is
                    given 30 days prior written notice; and

               (4)  provides that notice of any occurrence given by one insured party will be regarded as notice given by all insured
                    parties and that failure by one insured party to observe and fulfil the conditions of the policy will not prejudice the rights of any other insured party; and

               (5)  includes any other terms and conditions which the Lender may reasonably require.

          (d)  REPUTABLE INSURER: Each Transaction Party must take out each insurance policy with a reputable and substantial insurer
               approved by the Lender (whose approval is not to be unreasonably withheld).

          (e)  NO PREJUDICE: Each Transaction Party must not do or omit to do, or allow or permit to be done or not done, anything which may materially prejudice any insurance policy.

          (f)  DELIVER DOCUMENTS: Each Transaction Party must promptly deliver to the Lender:

               (1)  adequate evidence as to the existence and currency of the insurances required under this clause 10.18; and

               (2)  any other detail which the Lender may reasonably require and notify to the Transaction Party from time to time.

          (g)  NO CHANGE TO POLICY: A Transaction Party must not vary, rescind, terminate, cancel or make a material change to any insurance policy without the Lender's written consent.

          (h)  FULL DISCLOSURE: Before entering into each insurance policy, each
               Transaction Party must disclose to the insurer all facts which are material to the insurer's risk.

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                                                 Debt finance facility agreement

          (i)  ASSISTANCE IN RECOVERY OF MONEY: Each Transaction Party must do all things reasonably required by the Lender to enable the Lender to recover any money due in respect of an insurance policy.

          (j)  NOTIFICATION BY TRANSACTION PARTY: Each Transaction Party must notify the Lender as soon as reasonably practicable after it becomes aware of:

               (1)  an event which in relation to a Secured Property gives rise to a claim of US$250,000 or more under an insurance policy;
                    and

               (2)  the cancellation or variation for any reason of any
                    insurance policy in relation to its Secured Property.

          (k)  DEALING WITH INSURANCE POLICY PROCEEDS:

               (1)  Unless clause 10.18(k)(3) applies, if no Event of Default is subsisting, the proceeds of any insurance policy may be used for any purpose determined by the relevant Transaction
                    Party.

               (2)  Unless clause 10.18(k)(3) applies, if an Event of Default is subsisting, the proceeds in respect of any insurance policy must be used to pay the Secured Moneys outstanding at that time or for any other purpose which the Lender approves.

               (3)  Clauses 10.18(k)(1) and (2) do not apply to proceeds
                    received from any workers' compensation or public liability policy or reinstatement policy to the extent that the
                    proceeds are paid to a natural person:

                    (A)  entitled to be compensated under the workers'
                         compensation or public liability policy; or

                    (B)  under a contract for the reinstatement of its Secured
                         Property.

          (l)  APPLICATION OF REINSTATEMENT PROCEEDS: If required under the terms of a reinstatement policy, the Transaction Party must apply all proceeds payable under the reinstatement policy to the reinstatement of its Secured Property.

          (m)  POWER TO TAKE PROCEEDINGS: If an Event of Default has occurred and a Receiver has not been appointed, the Lender alone has full power to make, enforce, settle, compromise, sue on and discharge all claims and recover and receive all moneys payable in respect of:

               (1)  any claim under any insurance policy; and

               (2)  any compensation claim in respect of any injury to an employee of the Lender, Receiver or Attorney suffered while exercising or attempting to exercise any Power.

     10.19 AUTHORISED OFFICER

          Each Transaction Party must appoint an Officer to have delegated authority to approve all dealings, notices and transactions under the
          Facility and the Transaction Documents.

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                                                 Debt finance facility agreement

     10.20 DISTRIBUTIONS

          A Transaction Party must not make a Distribution without the prior written consent of the Lender.

     10.21 CERTAIN CORPORATE ACTION

          A Transaction Party must not:

          (a)  incur any Financial Indebtedness to any Related Body Corporate
               unless it is Qualifying Subordinated Debt;

          (b)  fail to comply with the terms and conditions of any Qualifying
               Subordinated Debt;

          reduce its capital, buy back or redeem any of its shares or other
          Marketable Securities issued by it or provide any financial assistance
          (even if authorised under pursuant to any applicable law).

     10.22 ADDITIONAL SECURITY

          The Borrower must, as soon as is reasonably practical, procure that any entity in which the Borrower holds a direct or indirect debt or equity interest in BM (HOLDING ENTITY) executes and delivers to the
          Borrower:

          (a)  a document pursuant to which the Holding Entity accedes to this agreement and becomes a Guarantor under this agreement;

          (b)  a Collateral Security in favour of the Lender over its interest in BM including any shareholder loan receivables owed to it by
               BM; and

          (c)  a legal opinion from counsel acceptable to the Lender in the jurisdiction in which the Holding Entity is located and in the governing law jurisdiction of the Collateral Security in relation to the Holding Entity and the documents referred to in clauses
               10.22(a) and 10.22(b),

          in each case in a form and of substance acceptable to the Lender.

     10.23 RE-REGISTRATION OF BM HOLDINGS

          (a)  The Transaction Parties must diligently pursue the
               re-registration of BM Holdings.

          (b)  As soon as practical following BM Holdings becoming
               re-registered, the Transaction Parties must procure the transfer to BM Holdings of all the shares in BM that were held by BM
               Holdings prior to its deregistration.

11   EVENTS OF DEFAULT

     11.1 EVENTS OF DEFAULT

          It is an Event of Default, whether or not it is within the control of a Transaction Party, if:

          (a)  FAILURE TO PAY: a Transaction Party fails to pay or repay any part of the Secured Moneys when due and payable by it (unless the failure to pay is outside the Borrower's control due to a failure of the banking or other

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                                                 Debt finance facility agreement

               systems used for the transfer of funds and the failure is
               remedied within 3 Business Days);

          (b)  BREACH: a Transaction Party fails to comply with any of clause
               10.11, 10.12, 10.13, 10.21, 10.22 or 10.23;

          (c)  NON-REMEDIABLE FAILURE: a Transaction Party fails to perform any other undertaking or obligation of it under any Transaction
               Document and that failure is not in the reasonable opinion of the
               Lender remediable;

          (d)  REMEDIABLE FAILURE: the failure described in clause 11.1(c) is in the reasonable opinion of the Lender remediable, and the
               Transaction Party does not remedy the failure within 7 days of the relevant default occurring (or such longer period as the
               Lender may agree);

          (e)  MISREPRESENTATION: any representation or warranty or statement of a Transaction Party under a Transaction Document is materially incorrect or misleading when made or repeated;

          (f)  CROSS DEFAULT: any Financial Indebtedness of a Transaction Party
               in an aggregate amount of US$100,000 or more:

               (1)  becomes due and payable, or becomes capable of being
                    declared due and payable, before the scheduled date for
                    payment; or

               (2)  is not paid within 7 days of when it was due (or such longer time as the Lender may provide),

               except where the relevant Financial Indebtedness is being
               disputed in good faith and in appropriate proceedings to the satisfaction of the Lender and the Financial Indebtedness is paid when the terms of any final determination or settlement requires payment;

          (g)  ENCUMBRANCE: any Encumbrance is enforced, or becomes capable of being enforced, against an asset or assets of a Transaction Party with an aggregate value of US$100,000;

          (h)  JUDGMENT: a judgment in an amount exceeding US$100,000 is obtained against a Transaction Party and is not set aside or satisfied within 15 Business Days;

          (i)  EXECUTION: a distress, attachment, execution or other process of a Government Agency is issued against, levied or entered upon an asset of a Transaction Party in an amount exceeding US$100,000 and is not set aside or satisfied within 15 Business Days;

          (j)  CONTROLLER: any of the following occur:

               (1)  a Controller is appointed, or any steps are taken to appoint a Controller; or

               (2)  a resolution to appoint a Controller is passed, or any steps are taken to pass a resolution to appoint a Controller,

               to a Transaction Party or over an asset of a Transaction Party;

          (k)  WINDING UP: any of the following occur:

               (1)  an application is made (and is not dismissed within 10
                    Business Days);

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                                                 Debt finance facility agreement

               (2)  an order is made; or

               (3)  a resolution is passed or any steps are taken to pass a resolution,

               for the winding up of any Transaction Party;

          (l)  ADMINISTRATION: any of the following occur:

               (1)  an administrator is appointed, or any steps are taken to appoint an administrator; or

               (2)  a resolution to appoint an administrator is passed, or any steps are taken to pass a resolution to appoint an
                    administrator,

               to a Transaction Party;

          (m)  DEREGISTRATION: a Transaction Party is deregistered, or any steps are taken to deregister a Transaction Party under the applicable law of the place where the Transaction Party is registered;

          (n)  CESSATION OR SUSPENSION OF OFFICIAL QUOTATION: any Transaction
               Party listed on a stock exchange ceases to be so listed, or trading in its shares is suspended for a period of more than 14 days;

          (o)  SUSPENDS PAYMENT: a Transaction Party suspends payment of its debts generally;

          (p)  INSOLVENCY: a Transaction Party is:

               (1)  unable to pay its debts when they are due; or

               (2)  presumed to be insolvent under any applicable law;

          (q)  ARRANGEMENTS: a Transaction Party enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, any of its creditors;

          (r)  REORGANISATION: a Transaction Party implements a merger, demerger, reconstruction or scheme of arrangement with any person;

          (s)  CEASING BUSINESS: a Transaction Party ceases to carry on business;

          (t)  UNENFORCEABILITY:

               (1)  a material provision of a Transaction Document is illegal, void, voidable or unenforceable;

               (2)  any person becomes entitled to terminate, rescind or avoid any material provision of any Transaction Document; or

               (3)  the execution, delivery or performance of a Transaction
                    Document by a Transaction Party breaches or results in a
                    contravention of any law;

          (u)  PROJECT: a Transaction Party ceases, or threatens to cease, to carry on all or a substantial part of the BM Project;

          (v)  CHANGE OF CONTROL: a change occurs in the ownership or board membership of a Transaction Party which, in the reasonable opinion of the Lender, would have a Material Adverse Effect;

          (w)  CONSOLIDATED POSITION: at any time the aggregate of the
               Borrower's unencumbered cash on a consolidated basis plus the
               Undrawn

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                                                 Debt finance facility agreement

               Commitment is not sufficient to meet its next month's budgeted total expenses on a consolidated basis including, without
               limitation, all corporate and project development costs plus any trade creditors;

          (x)  OTHER ACTIVITY: a Transaction Party commences any substantive business activity unrelated to mineral exploration, mining and recovery;

          (y)  MATERIAL ADVERSE EFFECT: any change (including a change to the ownership, senior management or board membership of a Transaction
               Party), event or series of events (including a change to the business, assets or liabilities of any Transaction Party) occurs which, in the reasonable opinion of the Lender, has or is likely to have a Material Adverse Effect;

          (z)  UNAPPROVED HEDGING: any Transaction Party enters into any metal, interest rate, foreign exchange transaction, currency swap transaction, cross-currency swap rate transaction or any other hedge or derivative agreement other than pursuant to a Hedging
               Agreement without the prior written consent of the Lender; and

          (aa) CANCELLATION: any Authorisation which is necessary for the BM
               Project (including the Vietnamese Tenements) is cancelled, revoked or made subject to any conditions which in the reasonable opinion of the Lender is or is likely to be, adverse to the
               Lender's interests in a way which has, or is likely to have, a
               Material Adverse Effect.

     11.2 EFFECT OF EVENT OF DEFAULT

          (a)  If an Event of Default occurs the Lender may at any time while it subsists by notice to the Borrower declare that:

               (1)  the Secured Moneys are immediately due and payable; or

               (2)  the Commitment is cancelled,

               or make each of the declarations under clauses 11.2(a)(1) and
               (2).

          (b)  The Borrower must immediately repay the Secured Moneys on receipt of a notice under clause 11.2(a)(1).

     11.3 TRANSACTION PARTIES TO CONTINUE TO PERFORM

          (a)  If the Lender makes a declaration under clause 11.2:

               (1)  the declaration does not affect the obligations of a
                    Transaction Party under the Transaction Documents; and

               (2)  each Transaction Party must continue to perform its
                    obligations under the Transaction Documents as if the
                    declaration had not been made, subject to any directions
                    given by the Lender under any Transaction Document.

          (b)  Clause 11.3(a) does not affect the Borrower's obligations under clause 11.2.

     11.4 ENFORCEMENT

          (a)  The Transaction Documents may be enforced without notice, other than a notice required by the terms of the Transaction Documents or a mandatory

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                                                 Debt finance facility agreement

               provision of law which cannot be excluded, to a Transaction Party or any other person even if:

               (1)  the Lender accepts any part of the Secured Moneys after an
                    Event of Default; or

               (2)  there has been any other Event of Default.

          (b)  The Lender is not liable to any Transaction Party for any Loss a
               Transaction Party may suffer, incur or be liable for arising out of or in connection with the Lender exercising any Power, except to the extent specifically set out in a Transaction Document.

12   INCREASED COSTS AND ILLEGALITY

     12.1 INCREASED COSTS

          (a)  If the Lender determines that any Change in Law affecting it or any of its holding companies (each a HOLDING COMPANY) directly or indirectly:

               (1)  increases the effective cost to the Lender of performing its obligations under the Transaction Documents or funding or
                    maintaining the Commitment or the Loan;

               (2)  reduces any amount received or receivable by the Lender under the Transaction Documents; or

               (3)  in any other way reduces the effective return to the Lender or any Holding Company under the Transaction Documents or
                    the overall return on capital of the Lender or any Holding
                    Company,

               (each an INCREASED COST), the Borrower must pay to the Lender on demand compensation for the Increased Cost to the extent
               attributed by the Lender or Holding Company (using the methods it considers appropriate) to the Lender's obligations under the
               Transaction Documents or the funding or maintenance of the
               Commitment or the Loan.

          (b)  A claim under clause 12.1(a):

               (1)  must contain reasonable details of the event giving rise to the claim, the amount of the claim and the basis of
                    computation of the claim; and

               (2)  in the absence of manifest error, is sufficient evidence of the amount to which the Lender is entitled under clause
                    12.1(a) unless the contrary is proved.

          (c)  If the Borrower receives a demand from the Lender under clause
               12.1(a), the Borrower may, by written notice to the Lender on or before the date which is 20 Business Days after the date of that demand, cancel the Commitment and prepay the Secured Moneys in full.

          (d)  A notice under clause 12.1(c) is irrevocable and the Borrower must, on the date which is 40 Business Days after the date that the notice is given, pay to the Lender the Secured Moneys in full.

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                                                 Debt finance facility agreement

     12.2 ILLEGALITY

          (a)  If any Change in Law or other event makes it illegal for the
               Lender to perform its obligations under the Transaction Documents or fund or maintain the Commitment, the Lender may by notice to the Borrower:

               (1)  suspend its obligations under the Transaction Documents for the duration of the illegality; or

               (2)  by notice to the Borrower, cancel the Commitment and require the Borrower to repay the Secured Moneys in full on the date which is 40 Business Days after the date on which the Lender gives the notice or any earlier date required by, or to
                    comply with, the applicable law.

          (b)  A notice under clause 12.2(a)(2) is irrevocable and the Borrower must, on the repayment date determined under clause 12.2(a)(2), pay to the Lender the Secured Moneys in full.

13   GUARANTEE AND INDEMNITY

     13.1 GUARANTEE

          The Guarantors jointly and severally, unconditionally and irrevocably guarantee to the Lender the payment of the Secured Moneys.

     13.2 PAYMENT

          (a)  If the Secured Moneys are not paid when due, each Guarantor must immediately on demand from the Lender pay to the Lender the
               Secured Moneys in the same manner and currency as the Secured
               Moneys are required to be paid.

          (b)  A demand under clause 13.2(a) may be made at any time and from time to time.

     13.3 SECURITIES FOR OTHER MONEY

          The Lender may apply any amounts received by it or recovered under any:

          (a)  Collateral Security; or

          (b)  other document or agreement,

          which is a security for any of the Secured Moneys and any other money in the manner it determines in its absolute discretion.

     13.4 AMOUNT OF SECURED MONEYS

          (a)  This clause 13 applies to any amount which forms part of the
               Secured Moneys from time to time.

          (b)  The obligations of each Guarantor under this clause 13 extend to any increase in the Secured Moneys as a result of:

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                                                 Debt finance facility agreement

               (1)  any amendment, supplement, renewal or replacement of any
                    Transaction Document to which a Transaction Party and the
                    Lender is a party; or

               (2)  the occurrence of any other thing.

          (c)  Clause 13.4(b):

               (1)  applies regardless of whether the Guarantor is aware of or consented to or is given notice of any amendment,
                    supplement, renewal or replacement of any agreement to which a Transaction Party and the Lender is a party or the
                    occurrence of any other thing; and

               (2)  does not limit the obligations of the Guarantor under this clause 13.

     13.5 PROOF BY LENDER

          In the event of the liquidation of a Transaction Party, each Guarantor authorises the Lender to prove for all money which the Guarantor has paid or is or may be obliged to pay under any Transaction Document, any other document or agreement or otherwise in respect of the Secured
          Moneys.

     13.6 AVOIDANCE OF PAYMENTS

          (a)  If any payment, conveyance, transfer or other transaction relating to or affecting the Secured Moneys is:

               (1)  void, voidable or unenforceable in whole or in part; or

               (2)  claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

               the liability of each Guarantor under this clause 13 and any
               Power is the same as if:

               (3)  that payment, conveyance, transfer or transaction (or the void, voidable or unenforceable part of it); and

               (4)  any release, settlement or discharge made in reliance on any thing referred to in clause 13.6(a)(3),

               had not been made and each Guarantor must immediately take all action and sign all documents necessary or required by the Lender to restore to the Lender the benefit of this clause 13 and any
               Encumbrance held by the Lender immediately before the payment, conveyance, transfer or transaction.

          (b)  Clause 13.6(a) applies whether or not the Lender knew, or ought to have known, of anything referred to in clause 13.6(a).

     13.7 INDEMNITY FOR AVOIDANCE OF SECURED MONEYS

          (a)  If any of the Secured Moneys (or money which would have been
               Secured Moneys if it had not been irrecoverable) are
               irrecoverable by the Lender from:

               (1)  any Transaction Party; or

               (2)  a Guarantor on the footing of a guarantee,

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                                                 Debt finance facility agreement

               each Guarantor jointly and severally, unconditionally and
               irrevocably, and as a separate and principal obligation:

               (3)  indemnifies the Lender against any Loss suffered, paid or incurred by the Lender in relation to the non payment of
                    that money; and

               (4)  must pay the Lender an amount equal to that money.

          (b)  Clause 13.7(a) applies to the Secured Moneys (or money which would have been Secured Moneys if it had not been irrecoverable)
               which are or may be irrecoverable irrespective of whether:

               (1)  they are or may be irrecoverable because of any event described in clause 13.12;

               (2)  they are or may be irrecoverable because of any other fact or circumstance;

               (3)  the transactions or any of them relating to that money are void or illegal or avoided or otherwise unenforceable; and

               (4)  any matters relating to the Secured Moneys are or should have been within the knowledge of the Lender.

     13.8 NO OBLIGATION TO MARSHAL

          (a)  The Lender is not required to marshal or to enforce or apply under or appropriate, recover or exercise:

               (1)  any Encumbrance, Guarantee or Collateral Security or other document or agreement held, at any time, by or on behalf of that or the Lender; or

               (2)  any money or asset which the Lender, at any time, holds or is entitled to receive.

          (b)  Should the Lender elect to realise on any Security it may hold, either before, concurrently with or after demand for payment under this guarantee, the Guarantor shall have no right of discussion or division.

     13.9 NON-EXERCISE OF GUARANTORS' RIGHTS

          A Guarantor must not exercise any rights it may have inconsistent with this clause 13.

     13.10 PRINCIPAL AND INDEPENDENT OBLIGATION

          (a)  This clause 13 is:

               (1)  a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

               (2)  independent of and not in substitution for or affected by any other Collateral Security which the Lender may hold in respect of the Secured Moneys or any obligations of any
                    Transaction Party or any other person.

          (b)  This clause 13 is enforceable against a Guarantor:

               (1)  without first having recourse to any Collateral Security;

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                                                 Debt finance facility agreement

               (2)  whether or not the Lender has:

                    (A)  made demand on any Transaction Party (other than any
                         demand specifically required to be given, or notice
                         required to be issued, to the Guarantor under clause
                         13.2 or any other provision of a Transaction Document);

                    (B)  given notice to any Transaction Party or any other
                         person in respect of any thing; or

                    (C)  taken any other steps against any Transaction Party or any other person;

               (3)  whether or not any Secured Moneys is then due and payable;
                    and

               (4)  despite the occurrence of any event described in clause
                    13.12.

     13.11 SUSPENSE ACCOUNT

          (a)  The Lender may apply to the credit of a suspense account any:

               (1)  amounts received under this clause 13;

               (2)  dividends, distributions or other amounts received in respect of the Secured Moneys in any liquidation; and

               (3)  other amounts received from a Guarantor, a Transaction Party or any other person in respect of the Secured Moneys.

          (b)  The Lender may retain the amounts in the suspense account for as long as it determines and is not obliged to apply them in or towards satisfaction of the Secured Moneys.

     13.12 UNCONDITIONAL NATURE OF OBLIGATIONS

          (a)  This clause 13 and the obligations of each Guarantor under the
               Transaction Documents are absolute, binding and unconditional in all circumstances, and are not released or discharged or
               otherwise affected by anything which but for this provision might have that effect, including:

               (1)  the grant to any Transaction Party or any other person at any time, of a waiver, covenant not to sue or other
                    indulgence;

               (2)  the release (including a release as part of any novation) or discharge of any Transaction Party or any other person;

               (3)  the cessation of the obligations, in whole or in part, of any Transaction Party or any other person under any
                    Transaction Document or any other document or agreement;

               (4)  the liquidation of any Transaction Party or any other person;

               (5)  any arrangement, composition or compromise entered into by the Lender, any Transaction Party or any other person;

               (6)  any Transaction Document or any other document or agreement being in whole or in part illegal, void, voidable, avoided, unenforceable or otherwise of limited force or effect;

               (7)  any extinguishment, failure, loss, release, discharge, abandonment, impairment, compounding, composition or
                    compromise, in whole

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                                                 Debt finance facility agreement

                    or in part of any Transaction Document or any other document or agreement;

               (8)  any Collateral Security being given to the Lender by any
                    Transaction Party or any other person;

               (9)  any alteration, amendment, variation, supplement, renewal or replacement of any Transaction Document or any other
                    document or agreement;

               (10) any moratorium or other suspension of any Power;

               (11) the Lender, a Receiver or Attorney exercising or enforcing, delaying or refraining from exercising or enforcing, or
                    being not entitled or unable to exercise or enforce any
                    Power;

               (12) the Lender obtaining a judgment against any Transaction
                    Party or any other person for the payment of any of the
                    Secured Moneys;

               (13) any transaction, agreement or arrangement that may take place with the Lender, any Transaction Party or any other
                    person;

               (14) any payment to the Lender, a Receiver or Attorney, including any payment which at the payment date or at any time after the payment date is in whole or in part illegal, void,
                    voidable, avoided or unenforceable;

               (15) any failure to give effective notice to any Transaction
                    Party or any other person of any default under any
                    Transaction Document or any other document or agreement;

               (16) any legal limitation, disability or incapacity of any
                    Transaction Party or of any other person;

               (17) any breach of any Transaction Document or any other document or agreement;

               (18) the acceptance of the repudiation of, or termination of, any
                    Transaction Document or any other document or agreement;

               (19) any Secured Moneys being irrecoverable for any reason;

               (20) any disclaimer by any Transaction Party or any other person of any Transaction Document or any other document or
                    agreement;

               (21) any assignment, novation, assumption or transfer of, or other dealing with, any Powers or any other rights or
                    obligations under any Transaction Document or any other
                    document or agreement;

               (22) the opening of a new account of any Transaction Party with the Lender or any transaction on or relating to the new
                    account;

               (23) any prejudice (including material prejudice) to any person as a result of:

                    (A)  any thing done or omitted by the Lender, any
                         Transaction Party or any other person;

                    (B)  the Lender, a Receiver, Attorney or any other person
                         selling or realising any property the subject of a
                         Collateral Security at less than the best price;

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                                                 Debt finance facility agreement

                    (C)  any failure or neglect by the Lender, a Receiver,
                         Attorney or any other person to recover the Secured
                         Moneys from any Transaction Party or by the realisation
                         of any property the subject of a Collateral Security;
                         or

                    (D)  any other thing;

               (24) the receipt by the Lender of any dividend, distribution or other payment in respect of any liquidation;

               (25) the failure of the Guarantor or any other person who is intended to become a co-surety or co-indemnifier of that
                    Guarantor to execute this agreement or any other document;
                    or

               (26) any other act, omission, matter or thing whether negligent or not.

          (b)  Clause 13.12(a) applies irrespective of:

               (1)  the consent or knowledge or lack of consent or knowledge, of the Lender, any Transaction Party or any other person of any event described in clause 13.12(a); or

               (2)  any rule of law or equity to the contrary.

     13.13 NO COMPETITION

          (a)  Until the Secured Moneys have been fully paid and this clause 13 has been finally discharged, a Guarantor is not entitled to:

               (1)  be subrogated to the Lender;

               (2)  claim or receive the benefit of:

                    (A)  any Encumbrance, Guarantee or other document or
                         agreement of which the Lender has the benefit;

                    (B)  any moneys held by the Lender; or

                    (C)  any Power;

               (3)  either directly or indirectly to prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of any Transaction
                    Party liable to pay the Secured Moneys, except in accordance with clause 13.13(b);

               (4)  make a claim or exercise or enforce any right, power or remedy (including under an Encumbrance or Guarantee or by
                    way of contribution) against any Transaction Party liable to pay the Secured Moneys;

               (5)  accept, procure the grant of or allow to exist any
                    Encumbrance in favour of the Guarantor from any Transaction
                    Party liable to pay the Secured Moneys;

               (6)  exercise or attempt to exercise any right of set-off
                    against, or realise any Encumbrance taken from, any
                    Transaction Party liable to pay the Secured Moneys; or

               (7)  raise any defence or counterclaim in reduction or discharge of its obligations under this clause 13.

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                                                 Debt finance facility agreement

          (b)  If required by the Lender, a Guarantor must prove in any liquidation of any Transaction Party liable to pay the Secured
               Moneys for all money owed to the Guarantor.

          (c)  All money recovered by a Guarantor from any liquidation or under any Encumbrance or Guarantee from any Transaction Party liable to pay the Secured Moneys must be received and held in trust by the
               Guarantor for the Lender to the extent of the unsatisfied
               liability of the Guarantor under this clause 13.

          (d)  A Guarantor must not do or seek, attempt or purport to do anything referred to in clause 13.13(a).

     13.14 CONTINUING GUARANTEE

          (a)  This clause 13 is a continuing obligation of each Guarantor, despite:

               (1)  any settlement of account; or

               (2)  the occurrence of any other thing,

               and remains in full force and effect until:

               (3)  all the Secured Moneys have been paid in full; and

               (4)  this clause 13 has been finally discharged by all the
                    Lender.

          (b)  The obligations of a Guarantor under this clause 13 shall not be deemed to have been discharged or released or otherwise impaired by reason only that any Secured Moneys are repaid or the account of the Borrower with the Lender ceases to be in debit.

     13.15 VARIATION

          This clause 13 extends to cover the Transaction Documents as amended, varied or replaced, whether with or without the consent of a
          Guarantor, including any increase in the limit or maximum principal amount available under a Transaction Document.

     13.16 JUDGMENTS

          A final judgment obtained against a relevant Transaction Party is conclusive as against a Guarantor.

14   INDEMNITIES AND BREAK COSTS

     14.1 GENERAL INDEMNITY

          (a)  The Borrower indemnifies the Lender against any Loss which the
               Lender, a Receiver (whether acting as agent of the Borrower or of the Lender) or an Attorney pays, suffers, incurs or is liable for, in respect of any of the following:

               (1)  an Advance required by a Drawdown Notice not being made for any reason including any failure by a Transaction Party to fulfil any

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                                                 Debt finance facility agreement

                    condition precedent contained in clause 2, but excluding any default by the Lender;

               (2)  the occurrence of any Default;

               (3)  the Lender exercising its Powers consequent upon or arising out of the occurrence of any Default;

               (4)  the non-exercise, attempted exercise, exercise or delay in the exercise of any Power;

               (5)  any act or omission of a Transaction Party or any of its employees or agents;

               (6)  the occupation, use or ownership of any Secured Property by a Transaction Party or any of its employees or agents;

               (7)  any workers' compensation claim by any employee of a
                    Transaction Party;

               (8)  any insurance policy in respect of any Secured Property;

               (9)  any compulsory acquisition or statutory or judicial
                    divestiture of any Secured Property;

               (10) any other thing in respect of a Security or any Secured
                    Property; and

               (11) any failure to issue (or defect in the issue of) any
                    Warrants when required under this agreement, or any failure to issue (or defect in the issue of) Exercise Shares on the exercise of any Warrants.

          (b)  The indemnity in clause 14.1(a), includes:

               (1)  the amount determined by the Lender as being incurred by reason of the liquidation or re-employment of deposits or
                    other funds acquired or contracted for by the Lender to fund or maintain the Commitment; and

               (2)  loss of margin.

     14.2 BREAK COSTS

          The Borrower must, within 10 Business Days of demand by the Lender, pay to the Lender its Break Costs, as determined by the Lender in good faith, attributable to all or any part of an Advance being prepaid or repaid by the Borrower on a day other than the last day of the
          Interest Period for that Advance.

     14.3 FOREIGN CURRENCY INDEMNITY

          If, at any time:

          (a)  the Lender, a Receiver or an Attorney receives or recovers any amount payable by a Transaction Party including:

               (1)  under any judgment or order of any Government Agency;

               (2)  for any breach of any Transaction Document;

               (3)  on the liquidation or bankruptcy of the Transaction Party or any proof or claim in that liquidation or bankruptcy; or

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                                                 Debt finance facility agreement

               (4)  any other thing into which the obligations of the
                    Transaction Party may have become merged; and

          (b)  the Payment Currency is not the Relevant Currency,

          the Borrower indemnifies the Lender, Receiver or Attorney against any shortfall between the amount payable in the Relevant Currency and the amount actually or notionally received or recovered by the Lender,
          Receiver or Attorney after the Payment Currency is converted or translated into the Relevant Currency under clause 14.4.

     14.4 CONVERSION OF CURRENCIES

          In making any currency conversion under clause 14.3, the Lender,
          Receiver or Attorney may itself or through its bankers purchase one currency with another, whether or not through an intermediate currency, whether spot or forward, in the manner and amounts and at the times it thinks fit.

     14.5 CONTINUING INDEMNITIES AND EVIDENCE OF LOSS

          (a)  Each indemnity of a Transaction Party in a Transaction Document is a continuing obligation of the Transaction Party, despite:

               (1)  any settlement of account; or

               (2)  the occurrence of any other thing,

               and remains in full force and effect until:

               (3)  the Secured Moneys are fully and finally repaid; and

               (4)  each Security has been finally discharged.

          (b)  Each indemnity of a Transaction Party in a Transaction Document is an additional, separate and independent obligation of a
               Transaction Party and no one indemnity limits the general nature of any other indemnity.

          (c)  Each indemnity of a Transaction Party in a Transaction Document survives the termination of any Transaction Document.

          (d)  A certificate given by an Officer of the Lender detailing the amount of any Loss covered by any indemnity in a Transaction
               Document is sufficient evidence unless the contrary is proved.

15   FEES, TAX, COSTS AND EXPENSES

     15.1 FACILITY FEE

          (a)  Subject to clause 15.1(b), on:

               (1)  the date of this agreement the Borrower must pay to the
                    Lender a facility fee calculated as 1.25% flat on the amount of the Commitment as at the date of this agreement;

               (2)  the first Drawdown Date the Borrower must pay to the Lender a facility fee calculated as 1.25% flat on the amount of the
                    Commitment as at the date of this agreement.

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                                                 Debt finance facility agreement

          (b)  The amount payable under clause 15.1(a)(1) will be reduced by any amount paid to the Lender on account of the facility fee prior to the date of this agreement.

     15.2 TAX

          (a)  Subject to clause 8.7, the Borrower must pay any Tax, other than an Excluded Tax in respect of the Lender, which is payable in respect of a Transaction Document (including in respect of the execution, delivery, performance, release, discharge, amendment or enforcement of a Transaction Document).

          (b)  The Borrower must pay any fine, penalty or other cost in respect of a failure to pay any Tax described in clause 15.2(a) except to the extent that the fine, penalty or other cost is caused by the
               Lender's failure to lodge money received from the Borrower within
               5 Business Days before the due date for lodgement.

          (c)  The Borrower indemnifies the Lender against any amount payable under clause 15.2(a) or (b).

     15.3 COSTS AND EXPENSES

          The Borrower must pay all (in the case of clause 15.2(a), reasonable)
          costs and expenses of the Lender in relation to:

          (a)  the negotiation, preparation, execution, delivery, stamping, registration, completion, variation and discharge of any
               Transaction Document;

          (b)  the enforcement, protection or waiver of any rights under any
               Transaction Document;

          (c)  the consent or approval of the Lender given under any Transaction
               Document; and

          (d)  any enquiry by a Government Agency involving a Transaction Party,

          including:

          (e)  any administration costs of the Lender in relation to the matters described in clause 15.3(c) or (d); and

          (f)  any legal costs and expenses and any professional consultant's fees, on a full indemnity basis.

     15.4 GST

          (a)  If GST is or will be imposed on a supply made under or in connection with a Transaction Document by the Lender, the Lender may, to the extent that the consideration otherwise provided for that supply is not stated to include an amount in respect of GST on the supply:

               (1)  increase the consideration otherwise provided for that supply under the Transaction Document by the amount of that
                    GST; or

               (2)  otherwise recover from the recipient of the supply the amount of that GST.

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                                                 Debt finance facility agreement

          (b)  The Lender must issue a Tax Invoice to the recipient of the supply no later than 5 Business Days after payment to the Lender of the GST inclusive consideration for that supply.

16   INTEREST ON OVERDUE AMOUNTS

     16.1 PAYMENT OF INTEREST

     Each Transaction Party must pay interest on:

          (a)  any of the Secured Moneys due and payable by it, but unpaid; and

          (b)  any interest payable but unpaid under this clause 16.

     16.2 ACCRUAL OF INTEREST

          The interest payable under this clause 16:

          (a)  accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the Secured Moneys becomes merged; and

          (b)  may be capitalised at monthly intervals.

     16.3 RATE OF INTEREST

          The rate of interest payable under this clause 16 on any part of the
          Secured Moneys is the higher of:

          (a)  the Overdue Rate determined by the Lender:

               (1)  on the date that part of the Secured Moneys becomes due and payable but is unpaid; and

               (2)  on each date which is 1 month after the immediately
                    preceding date on which the Overdue Rate was determined
                    under this clause 16.3(a); and

          (b)  the rate fixed or payable under a judgment or other thing referred to in clause 16.2(a).

17   ASSIGNMENT AND SUBSTITUTION

     17.1 ASSIGNMENT BY TRANSACTION PARTY

          A Transaction Party must not assign or novate any of its rights or obligations under a Transaction Document without the Lender's prior written consent.

     17.2 ASSIGNMENT BY LENDER

          (a)  The Lender may assign any of its rights under a Transaction
               Document to any other financial institution of comparable size and reputation of the Lender without the consent of any
               Transaction Party.

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                                                 Debt finance facility agreement

          (b)  The Lender may novate any of its rights and obligations under a
               Transaction Document with the consent of the relevant Transaction
               Party (which consent shall not be unreasonably withheld).

     17.3 ASSIST

          Each party must do any thing which the Lender reasonably requests including, executing any documents or amending any Transaction
          Document, to effect any transfer, assignment, novation or substitution under this clause 17.

     17.4 SECURITISATION PERMITTED

          (a)  The Lender may, without having to obtain the consent of or notify a Transaction Party, assign, transfer, sub-participate or
               otherwise deal with any of its rights under this agreement to a trustee of a trust, a company or any other entity which in each case is established for the purposes of securitisation
               (SECURITISATION DEALING).

          (b)  Despite any Securitisation Dealing by the Lender:

               (1)  the Lender must continue to perform all its obligations under this agreement; and

               (2)  any amount paid by the Transaction Party to the Lender will satisfy the Transaction Party's obligation to make that
                    payment until the Transaction Party is

                    given notice by the Lender of the Securitisation Dealing.

     17.5 PARTICIPATION PERMITTED

          The Lender may grant a participation interest (being a right to share in the financial benefits of this agreement, without any rights against a Transaction Party) in any of the Lender's rights and benefits under this agreement to any other person without having to obtain the consent of or to notify a Transaction Party.

     17.6 LENDING OFFICE

          (a)  The Lender may change its Lending Office at any time.

          (b)  The Lender must promptly notify the Borrower of the change.

     17.7 NO INCREASE IN COSTS

          If the Lender assigns or novates any of its rights or obligations under any Transaction Document or changes its Lending Office, no
          Transaction Party is required to pay any net increase in the aggregate amount of costs, Taxes, fees or charges which:

          (a)  is a direct consequence of the transfer or assignment or change of Lending Office; and

          (b)  the Lender or its transferee or assignee was aware of or ought reasonably to have been aware of, at the time of the transfer or assignment or change of Lending Office.

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                                                 Debt finance facility agreement

18   SAVING PROVISIONS

     18.1 NO MERGER OF SECURITY

          (a)  Nothing in this agreement merges, extinguishes, postpones, lessens or otherwise prejudicially affects:

               (1)  any Encumbrance or indemnity in favour of the Lender; or

               (2)  any Power.

          (b)  No other Encumbrance or Transaction Document which the Lender has the benefit of in any way prejudicially affects any Power.

     18.2 EXCLUSION OF MORATORIUM

          To the extent not excluded by law, a provision of any legislation which directly or indirectly:

          (a)  lessens, varies or affects in favour of a Transaction Party any obligations under a Transaction Document; or

          (b)  stays, postpones or otherwise prevents or prejudicially affects the exercise by the Lender of any Power,

          is negatived and excluded from each Transaction Document and all relief and protection conferred on a Transaction Party by or under that legislation is also negatived and excluded.

     18.3 CONFLICT

          Where any right, power, authority, discretion or remedy conferred on the Lender, a Receiver or an Attorney by any Transaction Document is
          inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, those conferred by applicable law are regarded as negatived or varied to the extent of the
          inconsistency.

     18.4 CONSENTS

          (a)  Whenever the doing of any thing by a Transaction Party is dependent on the consent of the Lender, the Lender may withhold its consent or give it conditionally or unconditionally in its absolute discretion, unless expressly stated otherwise in a
               Transaction Document.

          (b)  Any conditions imposed on a Transaction Party by the Lender under clause 18.4(a) must be complied with by the Transaction Party.

     18.5 PRINCIPAL OBLIGATIONS

          This agreement and each Collateral Security is:

          (a)  a principal obligation and is not ancillary or collateral to any other Encumbrance (other than another Collateral Security) or other obligation; and

          (b)  independent of, and unaffected by, any other Encumbrance or other obligation which the Lender may hold at any time in respect of the Secured Moneys.

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                                                 Debt finance facility agreement

     18.6 NON-AVOIDANCE

          If any payment by a Transaction Party to the Lender is avoided for any reason including any legal limitation, disability or incapacity of or affecting the Transaction Party or any other thing, and whether or not:

          (a)  any transaction relating to the Secured Moneys was illegal, void or substantially avoided; or

          (b)  any thing was or ought to have been within the knowledge of the
               Lender,

          the Transaction Party:

          (c)  as an additional, separate and independent obligation, indemnifies the Lender against that avoided payment; and

          (d)  acknowledges that any liability of the Transaction Party under the Transaction Documents and any right or remedy of the Lender under the Transaction Documents is the same as if that payment had not been made.

     18.7 SET-OFF AUTHORISED

          If a Transaction Party does not pay any amount when due and payable by it to the Lender under a Transaction Document, the Lender may:

          (a)  apply any credit balance in any currency in any account of the
               Transaction Party with the Lender in or towards satisfaction of that amount; and

          (b)  effect any currency conversion which may be required to make an application under clause 18.7(a).

     18.8 LENDER'S CERTIFICATES AND APPROVALS

          (a)  A certificate signed by any Officer of the Lender in relation to any amount, calculation or payment under any Transaction Document is sufficient evidence of that amount, calculation or payment unless the contrary is proved.

          (b)  Where any provision of a Transaction Document requires the
               Lender's approval, that approval will not be effective unless and until it is provided in writing.

     18.9 NO RELIANCE OR OTHER OBLIGATIONS AND RISK ASSUMPTION

          Each Transaction Party acknowledges and confirms that:

          (a)  it has not entered into any Transaction Document in reliance on any representation, warranty, promise or statement made by or on behalf of the Lender;

          (b)  in respect of the transactions evidenced by the Transaction
               Documents, the Lender has no obligations other than those
               expressly set out in the Transaction Documents; and

          (c)  in respect of interest rates or exchange rates, the Lender is not liable for:

               (1)  any movement in interest rates or exchange rates; or

               (2)  any information, advice or opinion provided by the Lender or any person on behalf of the Lender, even if:

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                                                 Debt finance facility agreement

                    (A)  provided at the request of a Transaction Party (it
                         being acknowledged by each Transaction Party that such
                         matters are inherently speculative);

                    (B)  relied on by a Transaction Party; or

                    (C)  provided incorrectly or negligently.

     18.10 POWER OF ATTORNEY

          (a)  For consideration received, each Transaction Party irrevocably appoints the Lender and each Officer of the Lender as the
               attorney of the Transaction Party to:

               (1)  execute and deliver all documents; and

               (2)  do all things,

               which are necessary or desirable to give effect to each
               Transaction Document.

          (b)  An attorney appointed under clause 18.10(a) may appoint a substitute attorney to perform any of its powers.

19   GENERAL

     19.1 CONFIDENTIAL INFORMATION

          The Lender must not disclose to any person:

          (a)  any Transaction Document; or

          (b)  any information about any Transaction Party,

          except:

          (c)  in connection with a permitted assignment, novation,
               participation or securitisation under clause 17, where the disclosure is made on the basis that the recipient of the
               information will comply with this clause 19.1 in the same way that the Lender is required to do;

          (d)  to any professional or other adviser consulted by it in relation to any of its rights or obligations under the Transaction
               Documents if such persons are advised that such information is confidential to the relevant Transaction Party;

          (e)  to the Reserve Bank of Australia, the Australian Tax Office, any
               exchange on which Marketable Securities of the Lender are listed or any Government Agency requiring disclosure of the information;

          (f)  in connection with the enforcement of its rights under the
               Transaction Documents;

          (g)  where the information is already in the public domain, or where the disclosure would not otherwise breach any duty of
               confidentiality;

          (h)  if required by law; or

                                                                         PAGE 57

                                                 Debt finance facility agreement

          (i)  otherwise with the prior written consent of the relevant
               Transaction Party (such consent not to be unreasonably withheld).

     19.2 TRANSACTION PARTY TO BEAR COST

          Other than pursuant to section 7.6(c), any thing which must be done by a Transaction Party under any Transaction Document, whether or not at the request of the Lender, must be done at the cost of the Transaction
          Party.

     19.3 NOTICES

          (a)  Any notice or other communication including, any request, demand, consent or approval, to or by a party to any Transaction
               Document:

               (1)  must be in legible writing and in English addressed to the party in accordance with its details set out in schedule 2 or as specified to the sender by the party by notice;

               (2)  must be signed by an Officer of the sender;

               (3)  is regarded as being given by the sender and received by the addressee:

                    (A)  if by delivery in person, when delivered to the
                         addressee;

                    (B)  if by post, on delivery to the addressee; or

                    (C)  if by facsimile, when received by the addressee in
                         legible form,

                    but if the delivery or receipt is on a day which is not a
                    Business Day or is after 4.00pm (addressee's time) it is
                    regarded as received at 9.00am on the following Business
                    Day; and

               (4)  can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that
                    reliance if the addressee believes it to be genuine, correct and authorised by the sender.

          (b)  A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the
               transmission is received or regarded as received under clause
               19.3(a)(3) and informs the sender that it is not legible.

     19.4 GOVERNING LAW AND JURISDICTION

          (a)  This agreement is governed by the laws of New South Wales.

          (b)  Each Transaction Party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

          (c)  Each Transaction Party irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

          (d)  Each Transaction Party irrevocably waives any immunity in respect of its obligations under this agreement that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of

                                                                         PAGE 58

                                                 Debt finance facility agreement

               notice, attachment before judgment, attachment in aid of
               execution or execution.

          (e)  Each Transaction Party appoints Colin Patterson of 3 Nolland
               Place, Kenthurst, NSW 2156, Australia in relation to proceedings in New South Wales as its agent to receive service of any legal process on its behalf without excluding any other means of service permitted by the law of New South Wales.

     19.5 PROHIBITION AND ENFORCEABILITY

          (a)  Any provision of, or the application of any provision of, any
               Transaction Document or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

          (b)  Any provision of, or the application of any provision of, any
               Transaction Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

     19.6 WAIVERS

          (a)  Waiver of any right arising from a breach of this agreement or of any Power arising on default under this agreement or on the occurrence of a Default must be in writing and signed by the party granting the waiver.

          (b)  A failure or delay in exercise, or partial exercise, of:

               (1)  a right arising from a breach of this agreement or the occurrence of a Default; or

               (2)  a Power created or arising on default under this agreement or on the occurrence of a Default,

               does not result in a waiver of that right or Power.

          (c)  A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this agreement or on a default under this agreement or on the
               occurrence of a Default as constituting a waiver of that right or
               Power.

          (d)  A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

          (e)  This clause may not itself be waived except in writing.

     19.7 VARIATION

          A variation of any term of this agreement must be in writing and signed by the parties.

     19.8 CUMULATIVE RIGHTS

          The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of the Lender, any Receiver or
          Attorney.

                                                                         PAGE 59

                                                 Debt finance facility agreement

     19.9 COUNTERPARTS

          (a)  This agreement may be executed in any number of counterparts.

          (b)  All counterparts, taken together, constitute one instrument.

          (c)  A party may execute this agreement by signing any counterpart.

     19.10 ATTORNEYS

          Each of the attorneys executing this agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

                                                                         PAGE 60

                                                 Debt finance facility agreement

SCHEDULE 1 - INITIAL GUARANTORS

NAME       ABN/ACN/ARBN   ADDRESS AND SERVICE DETAILS
--------   ------------   ------------------------------------
BM         n/a            ADDRESS:   113-2 Nguyen Chi Thanh
                                     Street, Danang, Vietnam

                          ATTENTION: Charlie Barclay

                          FACSIMILE: (84) 511 824 130

FORMWELL   n/a            ADDRESS:   c/o Olympus Pacific
                                     Minerals Inc

                                     500, 10 Kind Street East,
                                     Toronto Ontario M5C
                                     1C3, Canada

                          ATTENTION: David Seton/Erik Martin

                          FACSIMILE: 416 572 4202

                                                                         PAGE 61

                                                 Debt finance facility agreement

SCHEDULE 2 - NOTICE DETAILS

CLAUSE 19.3

(A)  BORROWER:

ADDRESS:   Suite 500, 10 King Street East, Toronto, Ontario, Canada M5C 1C3

ATTENTION: David Seton/Erik Martin

FACSIMILE: +416 572 4202

(B)  INITIAL GUARANTORS:

ADDRESS:   REFER TO SCHEDULE 1

ATTENTION: REFER TO SCHEDULE 1

FACSIMILE: REFER TO SCHEDULE 1

(E)  LENDER:

ADDRESS:   Level 1, No. 1 Martin Place, Sydney, NSW 2000, Australia

ATTENTION: Richard Crookes

FACSIMILE: +612 8232 3590

                                                                         PAGE 62

                                                 Debt finance facility agreement

SCHEDULE 3 - OFFICER'S CERTIFICATE

CLAUSE 2.1(B)

TO: Macquarie Bank Limited (LENDER)

I [INSERT NAME] am a [INSERT CAPACITY - DIRECTOR/SECRETARY] of each of [INSERT
NAMES OF TRANSACTION PARTIES] (each a TRANSACTION PARTY).

I refer to the debt finance facility agreement dated [INSERT DATE] between
Olympus Pacific Minerals Inc (as BORROWER), each party listed in schedule 1 to that agreement (each a GUARANTOR), and Macquarie Bank Limited (as LENDER)
(FACILITY AGREEMENT).

A term defined in the Facility Agreement has the same meaning when used in this
Certificate.

I have been authorised by each Transaction Party to give this certificate.

I certify in my capacity as an [insert capacity] of each Transaction Party and not in my personal capacity as follows:

1    TRANSACTION DOCUMENTS

          Attached to this certificate are true, complete and up-to-date copies of each of the following:

          (a)  CONSTITUTION: the constitution of each Transaction Party;

          (b)  POWER OF ATTORNEY: a duly executed power of attorney granted by each Transaction Party authorising execution of the Transaction
               Documents to which it is a party; and

          (c)  BOARD MINUTES: extracts of minutes of a meeting of the directors of each relevant Transaction Party approving the execution and performance of its obligations under the Transaction Documents to which it is expressed to be a party and the granting of the power of attorney referred to in paragraph (b) above.

2    NO REVOCATION

          Each document, power of attorney and resolution referred to in paragraph 1 is in full force and effect and has not been amended, modified or revoked.

3    OFFICERS

          The following signatures are the true signatures of each of the
          Officers of each Transaction Party as at the date of this certificate:

          NAME            POSITION                       SIGNATURE
          -------------   ----------------------------   -----------------------
          [INSERT NAME]
                          [INSERT DETAILS OF POSITION]
                                                         -----------------------
          [INSERT NAME]
                          [INSERT DETAILS OF POSITION]
                                                         -----------------------

                                                                         PAGE 63

                                                 Debt finance facility agreement

          [INSERT NAME]
                          [INSERT DETAILS OF POSITION]
                                                         -----------------------

4    CERTIFICATION

          I certify in my capacity as an [insert capacity] of each Transaction
          Party and not in my personal capacity that:

          (a)  each Transaction Party, before entering into any Transaction
               Document to which it is a party, has, in connection with the execution, delivery and performance of each such Transaction
               Document, complied with its constitution and all applicable laws;
               and

          (b)  the Borrower has not incorporated or acquired any entity
               (including any Subsidiary) other than an entity disclosed in the most recent Financial Report; and

          (c)  as at the date of execution of each Transaction Document, each
               Transaction Party is solvent and will not become insolvent by entering into and performing its obligations under each
               Transaction Document to which is a party.

SIGNED:
        -----------------------------------------------
        [INSERT NAME AND CAPACITY - DIRECTOR/SECRETARY]

SIGNED:
        -----------------------------------------------
        [INSERT NAME AND CAPACITY - DIRECTOR/SECRETARY]

DATE:

                                                                         PAGE 64

                                                 Debt finance facility agreement

SCHEDULE 4 - DRAWDOWN NOTICE

CLAUSE 4.2 (REQUIREMENTS FOR A DRAWDOWN NOTICE)

TO: Macquarie Bank Limited (LENDER)

ATTENTION: [INSERT RELEVANT NAME]

     We refer to the debt finance facility agreement dated [_____________]
     between Olympus Pacific Minerals Inc (as BORROWER), each party listed in schedule 1 to that agreement (each a GUARANTOR) and Macquarie Bank Limited
     (as LENDER) (FACILITY AGREEMENT).

     Under clause 4 of the Facility Agreement:

     (a)  we give you notice that we wish to draw on [_____________] (Drawdown
          Date);

     (b)  the aggregate amount to be drawn is US$[_____________];

     (c)  particulars of each Advance are:

               PRINCIPAL AMOUNT   INTEREST PERIOD

     (d)  The proceeds of each Advance are to be used in accordance with clause
          3.2 of the Facility Agreement.

     (e)  We request that the proceeds be remitted to account number
          [_____________] at [_____________];

     (f)  We represent and warrant that no Default is subsisting or will result from the provision of any Advance [,except as follows:
          [_____________], and we propose the following remedial action
          [_____________]].

     Expressions defined in the Facility Agreement have the same meaning when used in this Drawdown Notice.

DATE: [_____________]

SIGNED for and on behalf of
THE BORROWER
by

_____________________________________
Officer

_____________________________________
Name (please print)

                                                                         PAGE 65

                                                 Debt finance facility agreement

SCHEDULE 5 - SELECTION NOTICE

CLAUSE 6.4 (SELECTION NOTICE)

TO: Macquarie Bank Limited (LENDER)

ATTENTION: [INSERT RELEVANT NAME]

We refer to the debt finance facility agreement dated [_____________] between
Olympus Pacific Minerals Inc (as BORROWER), each party listed in schedule 1 to that agreement (each a GUARANTOR) and Macquarie Bank Limited (as LENDER)
(FACILITY AGREEMENT).

Under clause 4 of the Facility Agreement:

(a)  we give you notice that we wish to select the following Interest Period for the following Advance with effect on the date that the current Interest
     Period applicable to the relevant Advance ends: [INSERT DETAILS OF FUNDING
     PORTION INCLUDING THE PRINCIPAL AMOUNT, EXISTING INTEREST PERIOD, NEW
     INTEREST PERIOD AND SELECTION DATE];

(b)  we give you notice that we wish to divide the following Advance into the following amounts and with the following Interest Periods with effect on the date that the current Interest Period applicable to the relevant
     Advance ends: [INSERT DETAILS OF FUNDING PORTION INCLUDING THE PRINCIPAL
     AMOUNT, EXISTING INTEREST PERIOD, NEW DIVIDED FUNDING PORTIONS AND NEW
     INTEREST PERIODS FOR THE DIVIDED FUNDING PORTIONS];

(c)  we represent and warrant that no Default is subsisting[, EXCEPT AS FOLLOWS:
     [_____________], AND WE PROPOSE THE FOLLOWING REMEDIAL ACTION
     [_____________]].

Expressions defined in the Facility Agreement have the same meaning when used in this Selection Notice.

DATE: [INSERT DATE]

SIGNED for and on behalf of
THE BORROWER by:

_____________________________________
Officer

_____________________________________
Name (please print)

                                                                         PAGE 66

                                                 Debt finance facility agreement

SCHEDULE 6 - COMPLIANCE CERTIFICATE

CLAUSE 10.2(C)

To: Macquarie Bank Limited (LENDER)

                       COMPLIANCE CERTIFICATE as at [Date]

We refer to the debt finance facility agreement (FACILITY AGREEMENT) dated
[_____________] between Olympus Pacific Minerals Inc (as BORROWER), each party listed in schedule 1 to that agreement (each a GUARANTOR) and Macquarie Bank
Limited (as LENDER).

A term defined in the Facility Agreement has the same meaning when used in this
Compliance Certificate.

We confirm that all representations and warranties set out in clause 9 of the
Facility Agreement are true and correct as at the date of this certificate.

We further represent and warrant that no Default has occurred or is subsisting except as follows: [_____________], and we [have taken/propose] the following remedial action [insert action]];

Date:

_____________________________________   ________________________________________
Secretary/Director                      Director

_____________________________________   ________________________________________
Name (please print)                     Name (please print)

                                                                         PAGE 67

                                                 Debt finance facility agreement

SCHEDULE 7 - GROUP STRUCTURE DIAGRAM

                            CORPORATE STRUCTURE CHART

                        ---------------------------------
                          OLYMPUS PACIFIC MINERALS INC.
                                  (THE COMPANY)
                        (TSX-V listed, Yukon incorporated
                                    company)
                        ---------------------------------
                                        |
                                        |
           --------------------------------------------------------------
           |                     |                   |                  |
           |                     |                   |                  |
-----------------------   ---------------   ------------------   ---------------
 FORMWELL HOLDINGS LTD.   OLYMPUS PACIFIC   NEW VIETNAM MINING   OLYMPUS PACIFIC
       (FORMWELL)           VIETNAM LTD.           CORP.          THAILAND LTD.
     (A BVI COMPANY)           (BVI)              (NVMC)              (BVI)
   The Company - 100%           100%          (a BVI company)          100%
-----------------------   ---------------   ------------------   ---------------
           |                                         |
           |                                         |
-----------------------                              |
BONG MIEU HOLDINGS LTD.                              |
     (BM HOLDINGS)                        ----------------------
  (A THAI CORPORATION)                    PHUOC SON GOLD PROJECT
    Formwell - 100%                              (2)(3)(4)
-----------------------                   ----------------------
           |
           |
-------------------------
  BONG MIEU GOLD MINING
     COMPANY LIMITED
        (BOGOMIN)
  (A VIETNAMESE COMPANY)
(currently de-registered)
-------------------------
           |
           |
-----------------------
   BM Holdings - 80%
-----------------------
         MINCO
(a Vietnamese company -
       Quang Nam)
          10%
-----------------------
  Mineral Development
        Company
        (MIDECO)
(a Vietnamese company -
         Hanoi)
          10%
-----------------------
           |
           |
-----------------------
 Bong Mieu Property (1)
     Bobomin - 100%
-----------------------

Note - "BVI" means British Virgin Islands

(1)  Mining Licence granted; Investment Licence granted

(2)  Investment Licence lodged

(3)  Mining Licence lodged June 30, 2003

(4)  Following the grant of an investment licence Phuoc Son Gold Company Limited will be formed with Mien Trung Industrial Company holding 15% and NVMC holdings 85%

                                                                         PAGE 68

                                                 Debt finance facility agreement

EXECUTED AS AN AGREEMENT:
SIGNED for
OLYMPUS PACIFIC MINERALS INC
by its authorised signatory in
the presence of:

/s/ J.W. Hamilton                        /s/ E. Martin
-------------------------------------    ---------------------------------------
Witness                                  Authorised signatory

    J.W. Hamilton                            Erik H. Martin
-------------------------------------    ---------------------------------------
Name (please print)                      Name (please print)

SIGNED for
FORMWELL HOLDINGS LIMITED
by its attorney in
the presence of:

/s/ Greg Powell                          /s/ D. Seton
-------------------------------------    ---------------------------------------
Witness                                  Attorney

    Greg Powell                              D.A. Seton
-------------------------------------    ---------------------------------------
Name (please print)                      Name (please print)

SIGNED for
BONG MIEU GOLD MINING COMPANY LIMITED
by its attorney in
the presence of:

/s/ Greg Powell                          /s/ D. Seton
-------------------------------------    ---------------------------------------
Witness                                  Attorney

    Greg Powell                              D.A. Seton
-------------------------------------    ---------------------------------------
Name (please print)                      Name (please print)

                                                                         PAGE 69

                                                Debt finance facility agreement

SIGNED for
MACQUARIE BANK LIMITED
by its attorney in
the presence of:

/s/ K. Choi                              /s/ R.A. Crookes
-------------------------------------    ---------------------------------------
Witness                                  Attorney

    Katie Choi                               Richard Crookes
-------------------------------------    ---------------------------------------
Name (please print)                      Name (please print)

                                         /s/ R. McRobbie
                                         ---------------------------------------
                                         Attorney

                                         Robbie McRobbie
                                         ---------------------------------------
                                         Name (please print)

                                                                         PAGE 70

                                                 Debt finance facility agreement

ANNEXURE A - WARRANT CERTIFICATE

CLAUSE 7.1 (WARRANT CERTIFICATE)

                                                                          PAGE 1

                                                 Debt finance facility agreement

                               WARRANT CERTIFICATE

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST
NOT TRADE THE SECURITY BEFORE __, 2006."

[IF COMMON SHARES ARE LISTED ON TSX VENTURE EXCHANGE AT DATE OF ISSUANCE:]
"WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH
ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS
CERTIFICATE AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF MAY NOT BE
SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES
OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A
CANADIAN RESIDENT UNTIL __, 2006."

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AFTER THE EXPIRY DATE
(AS DEFINED BELOW).

                           [NON-]TRANSFERABLE WARRANTS

                          OLYMPUS PACIFIC MINERALS INC.
              (Incorporated under the laws of the Yukon Territory)

No. WT06-01-__                                Warrants representing the Right to
                                              Purchase up to __ Common Shares

                     WARRANTS FOR PURCHASE OF COMMON SHARES
                           (referred to as "Warrants")

THIS IS TO CERTIFY THAT, for value received MACQUARIE BANK LIMITED (the
"holder") of No. 1 Martin Place, Sydney, NSW, 2000 is entitled to subscribe for and purchase __ fully paid and nonassessable common shares (the "Common Shares")
in the capital of OLYMPUS PACIFIC MINERALS INC. (the "Company") at any time prior to 5:00 p.m. (Sydney Time) (the "Expiry Time") on, subject to the preceding paragraph, the later of: (i) June 30, 2007; or, (ii) if the Repayment
Date is extended at the option of Lender to June 30,2008, June 30, 2008; (such later date being referred to herein as the "Expiry Date") at a price (the
"Exercise Price") of Cdn $0.4347 per Common Share from __, 2006 until June 30,
2007 and, if applicable, thereafter at a price of Cdn $0.4514 up to and including June 30, 2008, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

In the event that the Common Shares trade at a closing price on the primary stock exchange on which the Common Shares are then listed (the "Relevant
Exchange") of greater than Cdn$0.8694 per Common Share if the Exercise Price then in effect is $0.4347 or greater than $0.9028 per Common Share if the
Exercise Price then in effect is Cdn$0.4514 during any thirty consecutive trading-day period (the "Thirty Day Period") at any time, the Company may accelerate the Expiry Date by giving written notice to the holder thereof within
10 business days commencing on the first business day after the end of the
Thirty Day Period and in such case the Warrants will expire on the 20th business day after the date on which such notice is given to the holder by the Company.

Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the debt facility agreement dated February __, 2006 among the Company, the Lender, Bong Mieu Gold Mining Company Limited and
Formwell Holdings Limited (the "Facility Agreement").

The right to acquire Common Shares of the Company granted by this certificate
(the "Warrant Certificate") may be exercised subject to the terms and conditions hereof, in whole or in part, but in no

                                                                          PAGE 2

                                                 Debt finance facility agreement

less than multiples of 100,000, (but not as to a fractional Common Share), by surrender of this Warrant Certificate and the duly completed and executed exercise form attached hereto as Appendix A (the "Exercise Form") at the offices of the Company at Suite 500, 10 King Street East, Toronto, ON, M5C 1C3, Canada
accompanied by a certified cheque, bank draft, wire transfer or other form of payment acceptable to the Company in lawful money of Canada in payment of the
Exercise Price of the number of Common Shares for which Warrants are then exercised such amount payable in accordance with the terms of the Facility
Agreement. See attached Appendix C [B] for instructions on how to exercise
Warrants represented by this Warrant Certificate.

Surrender of this Warrant Certificate and the duly completed Exercise Form with payment of the Exercise Price as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission, on actual receipt thereof by the Company.

In the event of any exercise of the rights represented by this Warrant
Certificate, certificates representing the Common Shares so subscribed for shall be delivered to the holder at the address specified in the Exercise Form within a reasonable time, not exceeding five business days after the rights represented by this Warrant Certificate have been so exercised. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant
Certificate (subject to a minimum of 100,000 Common Shares), provided that the
Warrants have not expired, a new Warrant Certificate granting the right to acquire that number of Common Shares, if any, with respect to which the Warrants have not then been exercised shall also be issued to the holder within such time. The Company shall not be required to issue fractional Common Shares upon the exercise of all or any part of the Warrants.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN
REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933
ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT
MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED
STATES UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT
HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES
LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION
REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY
REGULATION S UNDER THE 1933 ACT.

The Warrants represented by this Warrant Certificate may only be exercised by or on behalf of a holder who, at the time of exercise, either:

     (a)  provides written certification that he is not a U.S. Person (as such term is defined in Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act")) and is not exercising the
          Warrants represented hereby within the United States or, for the amount or benefit of a U.S. Person or person in the United States, in the form provided in the attached Exercise Form; or

     (b)  provides a written opinion of counsel, in a form acceptable to the
          Company, that the Common Shares to be delivered upon exercise of the
          Warrants have been registered under the 1933 Act and the securities laws of all applicable states of the United States or are exempt from such registration requirements.

All Common Shares issued on or before __, 2006 upon the exercise of the rights represented by this Warrant Certificate will be subject to a hold period under
Canadian securities laws and may not be traded until __, 2006 except as permitted by applicable securities laws and regulations and the policies of the
Relevant Exchange and the certificates representing such Common Shares shall bear the following legends:

                                                                          PAGE 3

                                                 Debt finance facility agreement

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST
NOT TRADE THE SECURITY BEFORE __, 2006."

[IF THE COMMON SHARES ARE LISTED ON THE TSX EXCHANGE:] "WITHOUT PRIOR WRITTEN
APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE
SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT
BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE
FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE
BENEFIT OF A CANADIAN RESIDENT UNTIL __, 2006."

[IF THE SHARES ARE LISTED ON THE TORONTO STOCK EXCHANGE:] THE SECURITIES
REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE
("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF
TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE
REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF
TRANSACTIONS ON THE TSX."

All certificates representing Common Shares issued to persons who shall fail to certify to the Company that they are not a U.S. Person and are not exercising this Warrant in the United States or for the account Or benefit of a U.S. Person or person in the United States on the exercise of the rights represented by this
Warrant Certificate will, unless such Common Shares are registered under the
1933 Act and the securities laws of all applicable states of the United States, bear the following legend:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED
     UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933
     ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE
     TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN
     COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN
     COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE
     1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE
     WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES
     NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS,
     AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION
     OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY
     SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT
     CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES
     IN CANADA. IF THESE SECURITIES ARE SOLD AT ANY TIME THE COMPANY IS A
     "FOREIGN ISSUER" AS DEFINED IN RULE 902 UNDER THE 1933 ACT, A NEW
     CERTIFICATE, BEARING NO LEGEND, THE DELIVERY OF WHICH WILL CONSTITUTE "GOOD
     DELIVERY" MAY BE OBTAINED FROM THE COMPANY'S TRANSFER AGENT UPON DELIVERY
     OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY
     TO THE COMPANY AND THE COMPANY'S TRANSFER AGENT TO THE EFFECT THAT THE SALE
     OF THE SECURITIES IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S
     UNDER THE 1933 ACT."

provided, that if the Common Shares are being sold under clause (B) above, at a time when the Company is a "foreign issuer" as defined in Rule 902 under the
1933 Act, the legend set forth above may be removed by providing a declaration to the Company and its transfer agent in the form as the Company may from time to time prescribe, to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the 1933 Act; provided further, that if any of the Common Shares are being sold pursuant to Rule 144 of the 1933 Act and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Company's transfer agent of an opinion satisfactory

                                                                          PAGE 4

                                                 Debt finance facility agreement

to the Company to the effect that the legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

The Company covenants and agrees that all Common Shares issued upon the exercise of the rights represented by this Warrant Certificate shall, upon issuance, be duly and validly issued and fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Company shall at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant Certificate.

THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED TO IN THIS WARRANT
CERTIFICATE:

1.   Adjustment of Subscription and Purchase Rights. The original Exercise Price in effect and the number and type of securities purchasable under the
     Warrants at any date shall be subject to adjustment from time to time as follows:

     (a)  If and whenever at any time prior to the Expiry Time, the Company shall (i) subdivide or re-divide the outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iii)
          issue Common Shares or other Participating Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend, the Exercise Price in effect on the effective date of any such event shall be adjusted immediately after such event or on the record date for such issue of Common Shares or other Participating
          Shares by way of stock dividend, as the case may be, so that it shall equal the amount determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, of which the numerator shall be the total number of Common Shares and other
          Participating Shares outstanding immediately prior to such event and of which the denominator shall be the total number of Common Shares and other Participating Shares outstanding immediately after such event; and the number of Common Shares which the holder is entitled to purchase upon exercise of each Warrant shall be adjusted at the same time by multiplying the number by the inverse of the aforesaid fraction; such adjustments shall be made successively whenever any event referred to in this subsection (a) shall occur; any such issue of Common Shares or other Participating Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares or other Participating Shares immediately after such event under this subsection (a) and subsection (e) of this
          Section.

     (b)  If and whenever at any time prior to the Expiry Time the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Common
          Shares, entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares or other Participating Shares (or securities convertible into or exchangeable for Common Shares or other Participating Shares) at a price per share (or having a conversion or exchange price per share)
          less than 75% of the Current Market Price on such record date, the
          Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise
          Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number arrived at by dividing the aggregate price of the total number of additional Common Shares or other
          Participating Shares offered for

                                                                          PAGE 5

                                                 Debt finance facility agreement

          subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares or other Participating Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable);
          any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be re-adjusted to the Exercise
          Price which would then he in effect based upon the number and aggregate price of Common Shares or other Participating Shares (or securities convertible into or exchangeable for Common Shares or other
          Participating Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

     (c)  If and whenever at any time prior to the Expiry Time the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of: (i)
          shares of any class, or (ii) subject to paragraph l(b), rights, options or warrants (excluding rights exercisable for 45 days or less)
          or (iii) evidence of its indebtedness, or (iv) assets, including shares of other corporations, then, in each such case, the Exercise
          Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the greater of: (i) one; and (ii) the total number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date, less the fair market value (as determined by the board of directors of the Company, which determination, absent manifest error, shall be conclusive) of such shares or rights, options or warrants or evidences or indebtedness or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price per Common Share; any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Exercise Price shall be re-adjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be.

     (d)  If and whenever at any time prior to the Expiry Time there is a reclassification of the Common Shares at any time outstanding or a change of the Common Shares into other shares or a capita]
          reorganization of the Company not covered in subsection (a) of this section or a consolidation, amalgamation or merger of the Company with or into any other corporation or a sale of the property and assets of the Company as or substantially as an entirety to any other person, a holder holding Warrants represented by this Warrant Certificate which have not been exercised prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger or sale shall thereafter, upon the exercise of such Warrants, be entitled to receive and shall accept in lieu of the number of
          Common Shares, as then constituted, to which the holder was previously entitled upon exercise of the Warrants, but for the same aggregate consideration payable therefor, the number of shares or other securities or property of the

                                                                          PAGE 6

                                                 Debt finance facility agreement

          Company or of the corporation resulting from such reclassification, consolidation, amalgamation or merger or of the person to which such sale may be made, as the case may be, that such holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger or sale, on the effective date thereof, if the holder had been the registered holder of the number of
          Common Shares to which the holder was previously entitled upon due exercise of the Warrants; and in any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Warrant Certificate with respect to the rights and interests thereafter of the holders of the Warrants to the end that the provisions set forth in this Warrant Certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or securities or property to which the holder may be entitled upon the exercise of such Warrants thereafter.

     (e)  The adjustments required under the terms of this Warrant Certificate upon the occurrence of any of the events referred to herein shall become effective immediately after a record date for such event, the
          Company may defer, until the occurrence of such event, issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the kind and amount of shares, other securities or property to which it would be entitled upon such exercise by reason of the adjustment required by such event; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder's right to receive the kind and amount of shares, other securities or property to which it would be entitled upon the occurrence of the event requiring such adjustment and the right to receive any distributions made or declared in favour of holders of record of Common Shares as constituted from time to time on and after such date as the holder would, but for the provisions of this subsection (e), have received, or become entitled to receive, on.
          such exercise.

     (f)  The adjustments provided for in this Warrant Certificate are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this
          Warrant Certificate provided that, notwithstanding any other provision of this Section, no adjustment of the Exercise Price or number of
          Common Shares, as then constituted, purchasable shall be required unless such adjustment would require an increase or decrease, of at least 1% in the Exercise Price or the number of Common Shares, as then constituted, purchasable then in effect; provided however, that any adjustments which, by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (g)  In the event of any question arising with respect to the adjustments provided in this Warrant Certificate, such question shall, absent manifest error, be conclusively determined by a firm of chartered accountants appointed by the Company and acceptable to the holder, acting reasonably, (who may be the auditors of the Company) with the assistance of legal counsel, who may be legal counsel to the Company;
          such accountants shall have access to all necessary records of the
          Company and such determination shall be binding upon the Company and the holder.

     (h)  At least 21 days prior to the effective date or record date, as the case may be, of any event which requires an adjustment in the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number and class of Common Shares or other securities which are to be received upon the exercise hereof, the
          Company shall give notice to the holder of the particulars of such event and the required adjustment.

                                                                          PAGE 7

                                                 Debt finance facility agreement

          Notice shall be given to each holder at the holder's address noted on the face of the holder's Warrant Certificate or such other address as the holder may otherwise advise the Company in writing. Such notice need only set forth such particulars as have been determined at the date such notice is given. If any adjustment for which such notice is given is not then determinable, promptly after such adjustment is determinable the Company will give notice to the holders of such adjustment.

     (i)  As a condition precedent to the taking of any action which would result in an adjustment to the Exercise Price, the Company shall take any corporate action which may be necessary in order that the shares, other securities or property to which the Warrantholder is entitled on the full exercise of its exercise right in accordance with the provisions hereof shall be available for such purpose and that such shares may be validly and legally issued as fully paid and non-assessable shares.

     (j)  If the issuance of any Common Shares of the Company upon the exercise of this Warrant requires compliance with any requirement under any law before such shares may be validly issued upon such exercise, the
          Company agrees to take such actions as may be necessary to secure such compliance, provided that, in the event that such compliance is required only by reason of the particular circumstances of or actions taken by the holder of this Warrant Certificate, the Company will not be required to take action.

     (k)  Notwithstanding anything to the contrary contained in this Section 1, any adjustments required under this Section 1 shall be subject to the
          Company obtaining, to the extent required, the prior approval of the
          Relevant Exchange, or other applicable regulatory authority.

2.   Definitions.

In this Warrant Certificate:

     (a)  "business day" means a day on which the banks are open for business in
          Sydney, Australia and Toronto, Canada excluding a Saturday, Sunday or public holiday.

     (b)  "Current Market Price" per Common Share or Participating Share at any
          date shall be the closing price per share for such shares on the day before such date on the Relevant Exchange (or if the Common Shares are not then listed on such stock exchange, on such other exchange on which the Common Shares are listed as may be selected for such purpose by the directors of the Company, or if the Common Shares are not listed on any stock exchange, then on the over the counter market).

     (c)  "Common Shares" means the Company's presently authorized common voting shares without par value and shall also include any other authorized classes of shares in the capital of the Company which do not have special rights and restrictions attaching fixed dividends thereto and limiting the participation of holders of shares of such classes in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

     (d)  "Participating Share" means a share that carries the right to participate in earnings or in capital on a liquidation or winding-up to an unlimited degree, or which ranks, in terms of priority, equally with the Common Shares with respect to participation in earnings or in capital on a liquidation or winding-up.

                                                                          PAGE 8

                                                 Debt finance facility agreement

3.   No Rights of Shareholders. The Warrants shall not entitle the holder to any rights as a shareholder of the Company, including without limitation, voting rights.

4.   Transferability. The Warrants may only be transferred in accordance with applicable laws and upon compliance with the conditions prescribed in this
     Warrant Certificate by the holder (or its legal representatives or its attorney duly appointed) and provided that prior to such transfer the holder executes the transfer form attached to this Warrant Certificate as
     Appendix B and complies with such other reasonable requirements as the
     Company prescribes, including those requirements set forth in Appendix C to this Warrant Certificate. [OR: THE WARRANTS EVIDENCED BY THIS WARRANT
     CERTIFICATE AND ALL RIGHTS HEREUNDER ARE NOT TRANSFERABLE.]

5.   New Certificate. This Warrant Certificate is exchangeable, upon the surrender hereof by the holder to the Company, for a new Warrant
     Certificate of like tenor representing in the aggregate the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder, each of such new Warrant
     Certificates to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by the holder at the time of such surrender.

6.   Loss, Mutilation, Destruction or Theft of Warrants. In case this Warrant
     Certificate shall become mutilated or be lost, destroyed or stolen, the
     Company, subject to applicable law, shall issue and deliver a new Warrant
     Certificate representing the Warrants of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender of and in place of and upon cancellation of the mutilated Warrant Certificate or in lieu of and in substitution for the lost, destroyed or stolen Warrant Certificate. The applicant for the issue of a new Warrant Certificate representing the
     Warrants pursuant to this Section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Company and in its discretion and the applicant may also be required to furnish an indemnity in amount and form satisfactory to the Company in its discretion, and shall pay the reasonable charges of the Company in connection therewith.

7.   Enforcement. All of any of the rights conferred upon any Warrantholder by any of the terms or conditions of the Warrant Certificates or set out herein, or of both, may be enforced by the Warrantholder by appropriate proceedings.

8.   Notice. Any notice or communication to be given hereunder may be effectively given by delivering the same at the address hereinafter set forth or by sending the same by facsimile or prepaid registered mail to the parties at such addresses. Any notice so mailed shall be deemed to have been received on the third business day next following the mailing thereof provided the postal service is in operation during such time. Any facsimile notice shall be deemed to have been received on the business day following the date of transmission. The mailing and facsimile addresses of the parties for the purposes hereof shall respectively be:

     (a)  if to the Warrantholder at the address listed on the first page of this Warrant Certificate, and

     (b)  if to the Company at Suite 500, 10 King Street East, Toronto, ON, M5C
          1C3, Canada, Attention: President.

     The Company or the Warrantholder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

                                                                          PAGE 9

                                                 Debt finance facility agreement

9.   Governing Law. The Warrants evidenced hereby shall he governed by and construed in accordance with the laws of the Province of British Columbia.

                                                                         PAGE 10

                                                 Debt finance facility agreement

10.  Time. Time shall be of the essence hereof.

     IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed as of this __ day of __, 2006.

     OLYMPUS PACIFIC MINERALS INC.

     Per:
          ____________________________
             Authorized Signatory

                                                                         PAGE 11

                                                 Debt finance facility agreement

                                   APPENDIX A

                                  EXERCISE FORM

TO: OLYMPUS PACIFIC MINERALS INC.

The undersigned hereby exercises the right to acquire the number of Common
Shares of Olympus Pacific Minerals Inc. (the "Company") indicated below (or such number of other securities or property to which this Warrant entitles the undersigned in lieu thereof or in addition thereto under the provisions of the
Warrant Certificate).

By his signature below, the undersigned represents and warrants to the Company that the undersigned (check one):

__________   1.(i)   is not (and is not exercising the Warrant for the account
                     or benefit of) a U.S. person or person in the United
                     States;

               (ii)  did not execute or deliver this exercise form while within the United States; and

               (iii) has in all other respects complied with the terms of
                     Regulation S of the United States Securities Act of 1933,
                     as amended (the "1933 Act"), or any successor rule or
                     regulation of the United States Securities and Exchange
                     Commission as presently in effect; or

__________   2.      Is tendering with this exercise form a written opinion of
                     counsel satisfactory to the Company to the effect that the securities to be delivered upon exercise of this Warrant
                     have been registered under the 1933 Act and the securities laws of all applicable states of the United States or are
                     exempt from registration thereunder.

             "United States" and "U.S. Person" are as defined by Regulation S under the 1933 Act.

Please issue a certificate for the Common Shares being purchased as follows in the name of the undersigned:

     Full Name              Address*        Number of Shares    Settlement Price
-------------------   ------------------   -----------------   -----------------

___________________   __________________   _________________   $________________

___________________   __________________

___________________   __________________

___________________   __________________

___________________   __________________

DATED at _________________________, _________________________, this ______ day of _________________, 200_.

___________________________________     ________________________________________
Signature Witnessed                     Signature of Holder (to be the same as
                                        appears on the face of this Warrant
                                        Certificate) or authorized signing
                                        officer if a corporation

Name of holder:                         ________________________________________

*    Securities will not be delivered to a U.S. address unless box (2) above is checked and the holder complies with the requirements thereof. Any securities issued pursuant to box (2) will bear legends prohibiting the transfer of the securities except pursuant to registration or an exemption from registration under the U.S. Securities Act and applicable state securities laws.

                                                                         PAGE 12

                                                 Debt finance facility agreement

                                   APPENDIX B

                                FORM OF TRANSFER

TO: OLYMPUS PACIFIC MINERALS INC.

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name) ________________________ (the ________ "Transferee"), of ________________________ (residential address), ________________________
Warrants of Olympus Pacific Minerals Inc. (the "Company") registered in the name of the undersigned on the records of the Company represented by the within certificate, and irrevocably appoints ________________________ as the attorney of the undersigned to transfer the said securities on the books or register of transfer, with full power of substitution.

          DATED the ______ day of ____________, _____.

____________________________________    ________________________________________
Signature Guaranteed                    Signature of Warrantholder (to be the
(See instructions to Warrantholders     same as appears on the face of this
on Appendix C)                          Warrant Certificate)

Note to Warrantholder: In order to transfer the Warrants represented by this
Warrant Certificate, this transfer form and certain other materials, must be delivered to Olympus Pacific Minerals Inc. Please refer to Appendix C
"Instructions to Warrantholders".

[TO BE REMOVED FROM CERTIFICATE IF WARRANTS NON-TRANSFERABLE.]

                                                                         PAGE 13

                                                 Debt finance facility agreement

                                 APPENDIX C [B]

                         INSTRUCTIONS TO WARRANTHOLDERS

TO EXERCISE:

To exercise Warrants, the Warrantholder must complete, sign and deliver the
Exercise Form, attached as Appendix A and deliver the Warrant Certificate(s) to
Olympus Pacific Minerals Inc. (the "Company") indicating the number of Common
Shares to be acquired. In such case, the signature of such registered holder on the Exercise Form must be witnessed.

TO TRANSFER [TO BE DELETED IF WARRANTS ARE NON-TRANSFERABLE]:

If the Warrantholder wishes to transfer Warrants, then the Warrantholder must complete, sign and/or deliver:

     (a)  the Transfer Form attached as Appendix B;

     (b)  the Warrant Certificate(s); and

     (c)  such other certificates or opinions as the Company may reasonably require to evidence compliance with applicable securities legislation in Canada or the U.S.

If the Warrant Certificate is transferred, the Warrantholder's signature on the
Transfer Form must be guaranteed by an authorized officer of a Canadian chartered bank, Canadian trust company, medallion guarantor or an investment dealer who is a member of a recognized medallion guaranteed program or stock exchange.

GENERAL:

For the protection of the holder, it would be prudent to use registered mail if forwarding documents by mail.

If the Exercise Form is signed by an agent, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Company.

The address of the Company is:

Olympus Pacific Minerals Inc.
Suite 500 - 10 King Street East
Toronto, ON M5C 1C3

                                                                         PAGE 14

MACQUARIE BANK LIMITED
ABN 46 008 583 542

No. 1 Martin Place   Telephone (612) 8232 3333              Treasury 8232 3600 Facsimile 8232 4227
Sydney NSW 2000      Facsimile (612) 8232 7780              Foreign Exchange 8232 3666 Facsimile 8232 3019
GPO Box 4294         Internet http://www.macquarie.com.au   Metals and Energy Capital 8232 3444 Facsimile 8232 3590
Sydney NSW 1164      DX 10287 SSE                           Futures 8232 7580 Facsimile 8232 4412
                     SWIFT MACQAU2S                         Debt Markets 8232 8569 Facsimile 8232 8341
                                                            Agricultural Commodities 8232 7672 Facsimile 8232 3633

13 October 2006

The Directors                        The Directors                        [MACQUARIE BANK LOGO]
Olympus Pacific Minerals Inc.        Formwell Holdings Limited
Suite 500, 10 King Street East,      c/o Olympus Pacific Minerals Inc
Toronto, Ontario M5C 1C3             Suite 500, 10 King St East,
Canada                               Toronto, Ontario, M5C 1C3
Fax: 416 572 4202                    Canada
Attention: David Seton/Erik Martin   Fax: 416 572 4202
                                     Attention: David Seton/Erik Martin

The Directors
Bong Mieu Gold Mining Co Ltd
113-2 Nguyen Chi Thanh Street
Danang,
Vietnam
Fax: (84) 511 824 130
Attention: Charlie Barclay

Dear Sirs

                                LETTER AGREEMENT

We refer to the following documents:

     1.   Warrant Certificate issued by Olympus Pacific Minerals Inc. to
          Macquarie Bank Limited representing the Right to Purchase up to
          5,376,092 Common Shares dated 17 February 2006 ("WARRANT CERTIFICATE")

     2.   Convertible Debt Finance Facility Agreement dated 8 February 2006 between Macquarie Bank Limited, Bong Mieu Gold Mining Co Ltd and
          Olympus Pacific Minerals Inc, Formwell Holdings Limited as amended from time to time ("DEBT FINANCE FACILITY AGREEMENT").

MACQUARIE BANK LIMITED                                                         2

At the request of Olympus Pacific Minerals Inc ("OLYMPUS"), we are pleased to advise that Macquarie Bank Limited ("MBL") has agreed to amend the Debt Finance
Facility Agreement as follows:

     1.   The definition of "Repayment Date" in clause 1.1 of the Agreement is amended by replacing the date "30 June 2007" with "31 July 2007".

     2.   Clause 7.1(d) is amended by replacing the words "Each Warrant may be exercised at any time before 5pm Sydney time on the Repayment Date for the Exercise Price in accordance with this Clause 7.1" with "Each
          Warrant may be exercised on the later of 30 June 2007 or, if the
          Lender elects to amend the Repayment Date to 30 June 2008, 30 June
          2008 for the Exercise Price in accordance with this Clause 7.1"

Unless otherwise set out in this letter agreement, terms defined in the Warrant
Certificate and the Debt Finance Facility Agreement will bear the same meaning when used in this letter agreement.

For the avoidance of doubt, MBL reserves its right to elect to further extend the repayment date to 30 June 2008 pursuant to the terms of the Debt Finance
Facility Agreement and that the extension of the repayment date from 30 June
2007 to 31 July 2007 under this letter agreement does not constitute an election by MBL to extend the date of repayment to 30 June 2008. Furthermore, the extension of the date of repayment does not affect the exercise price of warrants issued to MBL under the Warrant Certificate.

Please acknowledge your acceptance of the above terms by signing and returning the attached counterpart letter to MBL at your earliest convenience. The amendments to the Debt Finance Facility Agreement made in this letter agreement shall become effective upon each of Olympus Pacific Minerals Inc, Formwell
Holdings Limited and Bong Mieu Gold Mining Co Ltd signing a copy of this letter agreement. By signing the acknowledgement the parties agree that this letter agreement is a Transaction Document for the purposes of the Debt Finance
Facility Agreement.

MBL reserves its rights with respect to all other provisions of the Transaction
Documents and this letter is not to be taken as a waiver of any of MBL's rights under any Transaction Document.

Yours faithfully

/s/ R.A. Crookes                        /s/ Robert McRobbie
-------------------------------------   ----------------------------------------
Richard Crookes                         Robert McRobbie
Division Director                       Associate Director
Metals and Energy Capital Division      Legal Risk Management

MACQUARIE BANK LIMITED                                                         3

                               ACCEPTANCE OF TERMS

Olympus Pacific Minerals Inc acknowledge and agree to the terms contained herein.

Signed by OLYMPUS PACIFIC MINERALS INC.
by its authorised signatories:

/s/ D.A. Seton                            /s/ P. Tiedemann
---------------------------------------   --------------------------------------
Title                                     Title:

---------------------------------------   --------------------------------------
Name (please print) D.A. Seton            Name (please print) P. Tiedemann
Date: 10/11/06

Bong Mieu Gold Mining Co Ltd acknowledge and agree to the terms contained herein.

Signed by BONG MIEU GOLD MINING CO LTD
by its authorised signatories:

/s/ C. Barclay                            /s/ P. Tiedemann
---------------------------------------   --------------------------------------
Title:                                    Title:

---------------------------------------   --------------------------------------
Name (please print) C. Barclay            Name (please print) P. Tiedemann

Date:  9/11/2006
      ---------------------------------

Formwell Holdings Limited (a BVI Company) acknowledge and agree to the terms contained herein.

Signed by FORMWELL HOLDINGS LIMITED
(A BVI COMPANY)
by its authorised signatories:

/s/ D.A. Seton                            /s/ P. Tiedemann
---------------------------------------   --------------------------------------
Title:                                    Title:

---------------------------------------   --------------------------------------
Name (please print) D.A. Seton            Name (please print) P. Tiedemann

Date: 10/11/06